Exhibit 4.a.1

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             PASS THROUGH TRUST AGREEMENT


                      Dated as of


                     March 1, 1994


                        BETWEEN


            NATIONSBANK OF SOUTH CAROLINA,
                 NATIONAL ASSOCIATION,
               as Pass Through Trustee,


                          AND


              FEDERAL EXPRESS CORPORATION




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                 CROSS REFERENCE SHEET

                        Between

   Provisions of the Trust Indenture Act of 1939, as amended, and the Pass Through Trust Agreement:


                                            Section of
Section of the Act                          the Agreement

310(a)(1) and (2).............................. 10.02
310(a)(3) ..................................... 10.05
310(a)(4)...................................... (1)
310(a)(5)......................................  *
310(b)(i)-(iii)................................ 10.01,10.03
310(b)(remainder)..............................  *
310(c)......................................... Inapplicable
311(a).........................................  *
311(b).........................................  *
311(c)......................................... Inapplicable
312(a)......................................... 2.12, 4.01
312(b).........................................  *
312(c).........................................  4.02
313(a).........................................  4.04
313(b)(1)......................................  *
313(b)(2)......................................  *
313(c).........................................  4.04
313(d).........................................  *
314(a).........................................  4.03
314(b)......................................... Inapplicable
314(c)(1) and (2).............................. 13.07
314(c)(3)...................................... Inapplicable
314(d)(1)......................................  *
314(d)(2)......................................  *
314(d)(3)......................................  *
314(e)......................................... 13.07
314(f)......................................... Inapplicable
315(a), (c) and (d)............................  *
315(b).........................................  7.11
315(e).........................................  *
316(a)(1)......................................  7.09, 7.10
316(a)(2)......................................  *
316(a)(last sentence)..........................  6.04
316(b).........................................  7.08
316(c).........................................  6.01(b)
317(a).........................................  7.03, 7.05
317(b).........................................  3.04
318(a)......................................... 13.08

   (1)  Intentionally deleted.



                   TABLE OF CONTENTS



                                                        Page


RECITALS...............................................  1


                       ARTICLE I

Definitions............................................  2


                      ARTICLE II

        ISSUANCE OF PASS THROUGH CERTIFICATES;
      ACQUISITION OF Equipment Trust Certificates

SECTION 2.01.  Amount Unlimited; Issuable in Series;
                    Series Supplements................. 10
SECTION 2.02.  Acquisition of Equipment Certificates... 12
SECTION 2.03.  Initial Certificateholders as
                    Grantors........................... 12
SECTION 2.04   Limitation of Powers.................... 13
SECTION 2.05.  Execution of Pass Through
                    Certificates....................... 13
SECTION 2.06.  Certificate of Authentication........... 13
SECTION 2.07.  Form of Pass Through Certificates....... 14
SECTION 2.08.  Registration, Transfer and Exchange..... 14
SECTION 2.09.  Mutilated, Defaced, Destroyed,
                    Lost and Stolen Pass Through
                    Certificates....................... 15
SECTION 2.10.  Cancellation of Pass Through
                    Certificates; Destruction Thereof.. 17
SECTION 2.11.  Temporary Pass Through Certificates..... 17


                      ARTICLE III

   CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.01.  Covenants of the Company................ 18
SECTION 3.02.  Offices for Payments; Registrar......... 19
SECTION 3.03.  Representations and Warranties of
                 the Pass Through Trustee.............. 20
SECTION 3.04.  Paying Agents........................... 21
SECTION 3.05.  No Representations or Warranties
                 as to Documents....................... 22
SECTION 3.06.  Payments from Trust Property Only....... 22
SECTION 3.07.  Limitation of the Company's
                  Liability............................ 22


                      ARTICLE IV

        CERTIFICATEHOLDER LISTS AND REPORTS BY
       THE COMPANY AND THE PASS THROUGH TRUSTEE

SECTION 4.01.  Certificateholder Lists; Ownership
                 of Pass Through Certificates.......... 23
SECTION 4.02.  Disclosure of Certificateholder
                 Lists................................. 23
SECTION 4.03.  Reports by the Company.................. 23
SECTION 4.04.  Reports by the Pass Through Trustee..... 24


                       ARTICLE V

          RECEIPT AND DISTRIBUTION OF INCOME
         AND PROCEEDS FROM THE TRUST PROPERTY

SECTION 5.01.  Certificate Account and Special
                 Payments Account...................... 25
SECTION 5.02.  Distributions from Certificate
                 Account and Special Payments
                 Account............................... 25
SECTION 5.03.  Statements to Certificateholders........ 27
SECTION 5.04.  Investment of Special Payment Moneys.... 28
SECTION 5.05.  Withholding Taxes....................... 28


                      ARTICLE VI

           CONCERNING THE CERTIFICATEHOLDERS

SECTION 6.01.  Evidence of Action Taken by
                 Certificateholders.................... 29
SECTION 6.02.  Proof of Execution of Instruments
                 and of Holding of Certificates........ 29
SECTION 6.03.  Certificateholders to Be Treated
                 as Owners............................. 30
SECTION 6.04.  Pass Through Certificates Owned
                 by the Company and Related
                 Owner Trustees Deemed Not
                 Outstanding........................... 30
SECTION 6.05.  Right of Revocation of Action Taken..... 31
SECTION 6.06.  ERISA Plan Prohibition.................. 32



                      ARTICLE VII

           REMEDIES OF PASS THROUGH TRUSTEE
                AND CERTIFICATEHOLDERS

SECTION 7.01.  Events of Default....................... 32
SECTION 7.02.  Incidents of Sale of Equipment
                  Certificates......................... 33
SECTION 7.03.  Pass Through Trustee May Prove Debt..... 34
SECTION 7.04.  Remedies Cumulative..................... 35
SECTION 7.05.  Suits for Enforcement................... 35
SECTION 7.06.  Discontinuance of Proceedings........... 36
SECTION 7.07.  Limitations on Suits by
                  Certificateholders................... 36
SECTION 7.08.  Unconditional Right of
                  Certificateholders
                  to Receive Principal,
                  Interest and Premium, and
                  to Institute Certain Suits........... 37
SECTION 7.09.  Control by Certificateholders........... 37
SECTION 7.10.  Waiver of Past Events of Default........ 38
SECTION 7.11.  Notice of Pass Through Defaults......... 39


                     ARTICLE VIII

          CONCERNING THE PASS THROUGH TRUSTEE

SECTION 8.01.  Acceptance by Pass Through
                 Trustee............................... 40
SECTION 8.02.  Pass Through Trustee's Liens............ 40
SECTION 8.03.  Certain Rights of the Pass Through
                 Trustee............................... 40
SECTION 8.04.  Pass Through Trustee Not Responsible
                 for Recitals.......................... 42
SECTION 8.05.  Pass Through Trustee and Agents May
                 Hold Pass Through Certificates;
                 Collections........................... 42
SECTION 8.06.  Moneys Held by Pass Through Trustee..... 42
SECTION 8.07.  Right of Pass Through Trustee to Rely
                 on Officers' Certificate.............. 43
SECTION 8.08.  Compensation............................ 43



                      ARTICLE IX

INDEMNIFICATION OF PASS
THROUGH TRUSTEE BY THE COMPANY......................... 44


                       ARTICLE X

                  SUCCESSOR TRUSTEES

SECTION 10.01.  Resignation and Removal of Pass
                  Through Trustee; Appointment
                  of Successor......................... 45
SECTION 10.02.  Persons Eligible for Appointment
                  as Pass Through Trustee.............. 46
SECTION 10.03.  Acceptance of Appointment by
                  Successor Trustee.................... 47
SECTION 10.04.  Merger, Conversion, Consolidation or
                  Succession to Business of Pass
                  Through Trustee...................... 48
SECTION 10.05.  Appointment of Separate
                  Pass Through Trustees................ 49


                      ARTICLE XI

        SUPPLEMENTS AND AMENDMENTS TO THIS PASS
         THROUGH AGREEMENT AND OTHER DOCUMENTS

SECTION 11.01.  Supplemental Agreements Without
                  Consent of Certificateholders........ 51
SECTION 11.02.  Supplemental Agreements With Consent
                  of Certificateholders................ 53
SECTION 11.03.  Effect of Supplemental Agreements...... 55
SECTION 11.04.  Documents to Be Given to
                  Trustee.............................. 55
SECTION 11.05.  Notation on Pass Through
                  Certificates in Respect
                  of Supplemental Agreements........... 55
SECTION 11.06.  Trust Indenture Act.................... 55
SECTION 11.07.  Revocation and Effect of Consents...... 56
SECTION 11.08.  Amendments, Waivers, etc., of
                  Related Indenture Documents.......... 56


                      ARTICLE XII

          TERMINATION OF PASS THROUGH TRUSTS;
                   UNCLAIMED MONEYS

SECTION 12.01.  Termination of Pass Through Trusts..... 57
SECTION 12.02.  Application by Pass Through Trustee
                  of Funds Deposited for Payment of
                  Pass Through Certificates............ 57
SECTION 12.03.  Repayment of Moneys Held by Paying
                  Agent................................ 58
SECTION 12.04.  Transfer of Moneys Held by Pass
                  Through Trustee and Paying Agent
                  Unclaimed for Two Years and
                  Eleven Months........................ 58



                     ARTICLE XIII

                     MISCELLANEOUS

SECTION 13.01.  Capacity in Which Acting............... 58
SECTION 13.02.  No Legal Title to Trust Property
                  in Certificateholders................ 59
SECTION 13.03.  Certificates Nonassessable and
                  Fully Paid........................... 59
SECTION 13.04.  Pass Through Agreement for the
                  Benefit of the Company, the Pass
                  Through Trustee and the
                  Certificateholders................... 59
SECTION 13.05.  Limitation Rights of Certificate-
                  holders.............................. 59
SECTION 13.06.  Notices................................ 60
SECTION 13.07.  Officers' Certificates and Opinions
                  of Counsel; Statements to Be
                  Contained Therein.................... 61
SECTION 13.08.  Conflict of Any Provision of Pass
                  Through Agreement with the Trust
                  Indenture Act........................ 62
SECTION 13.09.  Severability........................... 62
SECTION 13.10.  No Oral Modifications or Continuing
                  Waivers.............................. 62
SECTION 13.11.  Successors and Assigns................. 63
SECTION 13.12.  Headings............................... 63
SECTION 13.13.  Normal Commercial Relations............ 63
SECTION 13.14.  Governing Law; Counterpart Form........ 63
SECTION 13.15.  Distributions Due on Days Other
                  than Business Days................... 63


EXHIBIT A - Form of Pass Through Certificate




             PASS THROUGH TRUST AGREEMENT


         PASS THROUGH TRUST AGREEMENT dated as of
March 1, 1994, between FEDERAL EXPRESS CORPORATION, a
Delaware corporation (the "Company"), and NATIONSBANK
OF SOUTH CAROLINA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Pass Through Trustee (the
"Pass Through Trustee").

                       RECITALS

         WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

         WHEREAS, from time to time the Company and the Pass Through Trustee will enter into a Series
Supplement in accordance with this Pass Through
Agreement pursuant to which the Pass Through Trustee will declare the creation of a separate Pass Through
Trust for the benefit of the Certificateholders of the Series of Pass Through Certificates to be issued pursuant to such Pass Through Trust, and the initial
Certificateholders of such Series, as the grantors of such Pass Through Trust, by their respective acceptances of such Pass Through Certificates, will join in the creation of such Pass Through Trust;

         WHEREAS, the Pass Through Certificates of each Series will evidence fractional undivided interests in the Pass Through Trust pursuant to which they will be issued, and will have no rights, benefits or interest in respect of any other separate Pass
Through Trust or the Trust Property held in any such other Pass Through Trust;

         WHEREAS, for each Pass Through Trust, the
Pass Through Trustee will purchase one or more issues of Equipment Trust Certificates of the same interest rate as, and final maturity dates not later than the final scheduled Regular Distribution Date of, the Series of Pass Through Certificates to be issued in respect of such Pass Through Trust and will hold such Equipment Trust Certificates in trust as Trust
Property for the benefit of the Certificateholders of such Series;

         WHEREAS, to facilitate the sale of Equipment
Trust Certificates to, and the purchase of Equipment
Trust Certificates by, the Pass Through Trustee on behalf of each such Pass Through Trust, the Company has duly authorized the execution and delivery of this Pass Through Agreement and each Series Supplement as the "issuer," as such term is defined in and solely for purposes of the Securities Act, of the Pass
Through Certificates to be issued in respect of each Pass Through Trust and as the "obligor," as such term is defined in and solely for purposes of the Trust
Indenture Act, with respect to all such Pass Through
Certificates and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the fees and expenses of the Pass Through Trustee;

         WHEREAS, this Pass Through Agreement, as supplemented from time to time, is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions;


         IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:


                       ARTICLE I

                      DEFINITIONS

         The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Pass
Through Agreement have the respective meanings specified in this Section, as amended or supplemented by the provisions of the Series Supplement for a particular Series. All other terms used in this Pass
Through Agreement that are defined in the Trust
Indenture Act (as defined below) or the definitions of which in the Securities Act (as defined below) are referred to in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Pass Through Agreement. All accounting terms used and not expressly defined herein have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means the accounting principles that are generally accepted at the date or time of any computation or otherwise at the date hereof. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Pass
Through Agreement as a whole and not to any particular
Article, Section or other subdivision. References to designated "Articles," "Sections," "subsections" and other subdivisions of this Pass Through Agreement are to the designated Articles, Sections, subsections and other subdivisions of this Pass Through Agreement as originally executed. The terms defined in this
Article include the plural as well as the singular.

         "Affiliate" has, for any Person, the meaning specified in Rule 0-2 under the Trust Indenture Act.

         "Business Day" means, for any Series, any day other than Saturday, Sunday or other day on which banking institutions in the States of New York or Tennessee, or any other state in which the Pass
Through Trustee or any Related Indenture Trustee or
Related Owner Trustee for the Pass Through Trust for such Series maintains an office for the receipt or disbursement of funds for the transactions contemplated herein or in any Indenture Documents for the Equipment Trust Certificates that constitute Trust
Property of such Pass Through Trust, are authorized or required by law to close.

         "Certificate Account" means, for any Pass
Through Trust, the account or accounts created and maintained for such Pass Through Trust pursuant to
Section 5.01(a) and the related Series Supplement.

         "Certificateholder" means, for any Series, the registered holder of any Pass Through Certificate as evidenced on the Register for such Series.

         "Code" means the Internal Revenue Code of
1986, as amended.

         "Commission" means the Securities and
Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Pass Through
Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         "Company" means Federal Express Corporation, a Delaware corporation, and its permitted successors and assigns hereunder.

         "Corporate Trust Office" means the corporate trust office of the Pass Through Trustee located at 1301 Gervis Street, 4th Floor, Columbia, South
Carolina 29201, or such other office at which the Pass
Through Trustee's corporate trust business shall be administered and which the Pass Through Trustee shall have specified by notice in writing to the Company and the Certificateholders of each Series.

         "Distribution Date" means, for any Series, any Regular Distribution Date or Special Distribution
Date or both for such Series.

         "Dollars" and "$" mean lawful currency of the United States of America.

         "Equipment Trust Certificate" means, for any Pass Through Trust, any "Equipment Trust Certificate" or "Certificate," as the case may be, as such term is defined in the related Indenture, issued by an Owner
Trustee pursuant to such Indenture and described in, or on a schedule attached to, the Series Supplement for such Pass Through Trust, which is to be held by the Pass Through Trustee as part of the Trust Property of such Pass Through Trust.

         "Event of Default" has the meaning specified in Section 7.01 hereof.

         "Exchange Act" means the Securities Exchange
Act of 1934, as amended.

         "Fractional Undivided Interest" means, for any Pass Through Certificate, the fractional undivided interest in the related Pass Through Trust that is evidenced thereby.

         "Government Obligations" means direct
obligations of the United States of America which are not callable, redeemable or payable prior to maturity, in whole or in part, directly or indirectly, by any Person.

         "Indenture" means for any Equipment Trust
Certificate, the trust indenture and security agreement among the Indenture Trustee and the Owner
Trustee pursuant to which such Equipment Trust
Certificate is issued.

         "Indenture Default" means, for any Indenture, any event or condition defined as a "Default" under such Indenture.

         "Indenture Documents" means for any Equipment
Trust Certificate, the related Indenture, the related
Trust Agreement, the related Lease, the related
Participation Agreement and any other documents defined as such in such Indenture.

         "Indenture Event of Default" means, for any Indenture, any event or condition defined as an "Indenture Event of Default" in such Indenture.

         "Indenture Trustee" means, for any Equipment
Trust Certificate, the Person defined as such in the related Indenture.

         "Initial Regular Distribution Date" means, for any Pass Through Trust, the first Regular
Distribution Date following the Issuance Date for such Pass Through Trust.

         "Issuance Date" means, for any Pass Through
Trust, the date of the issuance of the related Pass
Through Certificates.

         "Lease" means, for any Equipment Trust
Certificate, the agreement between the Company, as lessee, and an Owner Trustee, as lessor, that is defined as the "Lease" in the related Indenture.

         "Letter of Representations" means, for any Series, a letter from the Company and the Pass Through
Trustee to, and accepted by, the Depository in form and substance satisfactory to the Company and the Pass
Through Trustee for the purposes of the related Series
Supplement, as such letter may be modified or supplemented, or any successor letter thereto.

         "Lien" means any mortgage, pledge, lien, charge, disposition of title, encumbrance, lease or security interest.

         "Majority in Interest of Certificateholders" means, for any Series at any time, Pass Through
Certificates of such Series then Outstanding (or the proxy therefor) representing in the aggregate not less than a majority of the aggregate Fractional Undivided
Interests of the Pass Through Certificates then
Outstanding under the related Pass Through Trust.

         "Officers' Certificate" means a certificate signed by a Responsible Officer of the Company, any Indenture Trustee or any Owner Trustee, as the case may be, delivered to the Pass Through Trustee. Each such certificate shall include the statements provided for in Section 13.07.

         "Opinion of Counsel" means a written opinion of legal counsel, who in the case of counsel (a) for the Company may be (i) an attorney employed by the Company who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Company and reasonably satisfactory to the Pass
Through Trustee and (b) for any Owner Trustee or
Indenture Trustee, an attorney selected by such Person and reasonably satisfactory to the Pass Through
Trustee.

         "Outstanding" means, when used with respect to Pass Through Certificates of any Series, as of the date of determination and subject to the provisions of
Section 6.04 hereof, all Pass Through Certificates theretofore authenticated and delivered for such Series, with the exception of the following:

          (i)  Pass Through Certificates theretofore
     cancelled by the Pass Through Trustee or delivered to the Pass Through Trustee for cancellation pursuant to Section 2.10;

         (ii)  All Pass Through Certificates of such
     Series if money in the amount required to make the final distribution thereon in accordance with
     Section 12.01 has been theretofore deposited with the Pass Through Trustee in trust for the Certificateholders of such Series pending such final distribution; and

        (iii)  Pass Through Certificates in exchange
     for or in lieu of which other Pass Through
     Certificates have been authenticated and delivered pursuant to Article II hereof.

         "Overdue Scheduled Payment" means, for any Pass Through Trust, any Scheduled Payment that is not received within five Business Days after the Regular
Distribution Date applicable to such Scheduled
Payment.

         "Owner Participant" means, for any Equipment
Trust Certificate, the Person defined as such in the related Indenture.

         "Owner Trustee" means, for any Equipment
Trust Certificate, the Person defined as such in the related Indenture.

         "Participation Agreement" means for any
Equipment Trust Certificate, the agreement among the Company, the Owner Participant, the Owner Trustee, the
Indenture Trustee, the Pass Through Trustee and, if applicable, each Original Loan Participant or Voting
Trustee (as defined in such Participation Agreement), that is defined as the "Participation Agreement" in the related Indenture and pursuant to which the Pass
Through Trustee agrees to purchase such Equipment
Trust Certificate upon the issuance thereof by such Owner Trustee.

         "Pass Through Agreement," "this Pass Through
Agreement" and other like words mean this Pass Through
Trust Agreement as the same may be modified, supplemented or amended from time to time in accordance with the provisions hereof, but does not include, unless otherwise specified, any Series
Supplement.

         "Pass Through Certificate" means, for any Series, any of the certificates executed, authenticated and delivered for such Series by the Pass Through Trustee, in accordance with this Pass
Through Agreement and pursuant to the related Series
Supplement.

         "Pass Through Default" means, for any Pass
Through Trust, an Event of Default or an event or condition that, with the giving of notice or the lapse of time or both, would become an Event of Default.

         "Pass Through Trust" means a separate trust created in accordance with this Pass Through Agreement by a Series Supplement incorporating the provisions hereof, as such provisions may be amended or supplemented thereby, the estate of which consists of the related Trust Property.

         "Pass Through Trustee" means NationsBank of
South Carolina, National Association, a national banking association, not in its individual capacity except as expressly stated herein, but solely in its capacity as Pass Through Trustee under this Pass
Through Agreement, and its successors and assigns as Pass Through Trustee hereunder.

         "Paying Agent" has the meaning set forth in
Section 3.04 hereof.

         "Permitted Investments" means any Government
Obligations.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

         "Pool Balance" means, for any Pass Through
Trust, as of any date of determination the aggregate unpaid principal amount of the Equipment Trust
Certificates that constitute Trust Property of such Pass Through Trust on such date plus the amount of the principal payments on such Equipment Trust
Certificates held by the Pass Through Trustee and not yet distributed. The Pool Balance as of any Regular
Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on such Equipment Trust
Certificates and the distribution thereof being made on that date.

         "Pool Factor" means, for any Pass Through
Trust, as of any date of determination the quotient
(rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original amount of the Pass Through Certificates of the related Series. The Pool Factor as of any Regular
Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on such Equipment Trust
Certificates and the distribution thereof being made on that date.

         "Record Date," for any Series, means, (i) for any Regular Distribution Date, the date specified in the related Series Supplement as the Record Date for such Regular Distribution Date and (ii) for any Special Distribution Date, the 15th day preceding such Special Distribution Date, in any event, whether or not such date is a Business Day.

         "Register" has the meaning set forth in
Section 3.02 hereof.

         "Registrar" has the meaning set forth in
Section 3.02 hereof.

         "Regular Distribution Date" means, for any Pass Through Trust, any date specified in the related
Series Supplement for the distribution of any Scheduled Payment from such Pass Through Trust to the related Certificateholders.

         "Related Indenture Trustee" means, for any Pass Through Trust, any Indenture Trustee under an
Indenture relating to any Equipment Trust Certificate that constitutes Trust Property thereof, and "Related
Indenture Trustees" means all such Indenture Trustees for all such Equipment Trust Certificates constituting
Trust Property thereof.

         "Related Owner Participant" means, for any Pass Through Trust, any Owner Participant under a
Trust Agreement relating to any Equipment Trust
Certificate that constitutes Trust Property, and "Related Owner Participants" means all such Owner
Participants for all such Equipment Trust Certificates constituting Trust Property thereof.

         "Related Owner Trustee" means, for any Pass
Through Trust, any Owner Trustee under a Trust
Agreement relating to any Equipment Trust Certificate that constitutes Trust Property, and "Related Owner
Trustees" means all such Owner Trustees for all such Equipment Trust Certificates constituting Trust
Property thereof.

         "Responsible Officer" means the president or any other officer with authority of at least a vice president; or, in the case of the Pass Through
Trustee, an officer or assistant officer of the Pass
Through Trustee in its Corporate Trust Administration department.

         "Scheduled Payment" means, for any Pass
Through Trust, any scheduled payment of principal of (whether by installment or redemption or otherwise) and interest on any Equipment Trust Certificate that constitutes Trust Property thereof to be made in the amounts and on the date set forth for such payment in such Equipment Trust Certificate, but does not include any Overdue Scheduled Payment.

         "Securities Act" means the Securities Act of
1933, as amended.

         "Series" means a separate series of Pass
Through Certificates issued pursuant to this Pass
Through Agreement and a Series Supplement.

         "Series Supplement" means an agreement
executed and delivered by the Company and the Pass
Through Trustee in accordance with this Pass Through
Agreement, incorporating the provisions hereof, as amended or supplemented thereby, and creating a separate Pass Through Trust for the benefit of the Certificateholders of the Series of Pass Through
Certificates to be issued under such Pass Through
Trust.

         "Special Distribution Date" means, for any Pass Through Trust, any date on which a Special
Payment is to be distributed from such Pass Through
Trust to the related Certificateholders.

         "Special Payment" means, for any Pass Through
Trust, any payment (including any Overdue Scheduled
Payment) other than a Scheduled Payment on any Equipment Trust Certificate that constitutes Trust
Property thereof, any proceeds from the sale of such Equipment Trust Certificate pursuant to Article VII or any payment by the Company pursuant to the last two paragraphs of Section 2.02(b).

         "Special Payments Account" means, for any Pass Through Trust, the account or accounts created and maintained for such Pass Through Trust pursuant to
Section 5.01(b) and the related Series Supplement.

         "Trust Agreement" means, for any Equipment
Trust Certificate, the agreement between an Owner
Trustee and an Owner Participant that is defined as the "Trust Agreement" in the related Indenture.

         "Trust Indenture Act" means (except as
otherwise provided in Sections 4.04, 11.01, 11.02 and 11.06) the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Pass Through
Agreement was first qualified under such Act.

         "Trust Property" means, for any Pass Through
Trust, all money, instruments, including the related
Equipment Trust Certificates, and other property held as the property of such Pass Through Trust, including all distributions thereon and proceeds thereof.


                      ARTICLE II

        ISSUANCE OF PASS THROUGH CERTIFICATES;
      ACQUISITION OF EQUIPMENT TRUST CERTIFICATES

         SECTION 2.01.  Amount Unlimited; Issuable in
Series; Series Supplements. (a) The aggregate amount of Pass Through Certificates that may be authenticated and delivered in accordance with this Pass Through
Agreement is unlimited. The Pass Through Certificates may be issued from time to time in one or more Series, each Series relating to a separate Pass Through Trust, and shall be designated generally as the "Pass Through
Certificates," with further designations added or incorporated in the title for the Pass Through
Certificates of any Series as specified in the related
Series Supplement. Each Pass Through Certificate shall bear upon its face the designation so selected for the Series to which it belongs. All Pass Through
Certificates of the same Series shall be substantially identical except as to denomination and as may otherwise be provided in the related Series
Supplement.  The Pass Through Certificates of each
Series will evidence fractional undivided interests in the separate Pass Through Trust formed by the related
Series Supplement, and will have no rights, benefits or interest in respect of any other separate Pass
Through Trust or the Trust Property held in such other
Pass Through Trust. All Pass Through Certificates of the same Series shall be in all respects equally and ratably entitled to the benefits of the related Pass
Through Trust without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Pass Through
Agreement and the related Series Supplement.

         (b)  The following matters shall be
established for the Pass Through Certificates of each Series in a Series Supplement executed and delivered by the Company and the Pass Through Trustee:

         (1)  the formation of the Pass Through Trust
     in which the Pass Through Certificates of such Series evidence fractional undivided interests and its designation (which designation shall distinguish such Pass Through Trust from each other Pass Through Trust);

         (2)  the specific title of the Pass Through
     Certificates of such Series (which title shall distinguish the Pass Through Certificates of the Series from each other Series);

         (3)  subject to Section 2.02, any limit upon
     the aggregate amount of the Pass Through
     Certificates of such Series that may be
     authenticated and delivered under this Pass
     Through Agreement;

         (4)  the related Regular Distribution Dates;

         (5)  the related Special Distribution Dates;

         (6)  if other than as provided in Section
     3.02, the Registrar or the Paying Agent for such Series, including any Co-Registrar or additional
     Paying Agent;

         (7)  if other than as provided in Section
     2.07, the denominations in which the Pass Through
     Certificates of such Series are issuable;

         (8)  a description of the Equipment Trust
     Certificates to be acquired by and held in the related Pass Through Trust and of the related
     Indenture Documents;

         (9)  provisions with respect to the terms
     for which the definitions set forth in Article I hereof permit or require further specification in the related Series Supplement; and

         (10)  any other terms of the Pass Through
     Certificates of such Series (which terms shall not be inconsistent with the provisions of the Trust Indenture Act or adversely affect the interest of the Certificateholders of any Series outstanding at the time), including any terms that may be required or advisable under United
     States laws or regulations or advisable in connection with the marketing of the Series.

         (c)  At any time and from time to time after
the execution and delivery of this Pass Through
Agreement, the Company and the Pass Through Trustee may execute and deliver one or more Series
Supplements, each forming a separate Pass Through
Trust and establishing the terms of the Pass Through
Certificates of the related Series, and pursuant to which the Pass Through Certificates of such Series shall be executed, authenticated and delivered by the Pass Through Trustee to the Person or Persons specified by the Company upon request of the Company and upon satisfaction of any conditions precedent set forth in the related Series Supplement on the Issuance
Date for such Series.

         SECTION 2.02  Acquisition of Equipment Trust
Certificates. Pass Through Certificates of a Series executed, authenticated and delivered by the Pass
Through Trustee upon request of the Company in accordance with Section 2.01(c) shall equal in the aggregate the aggregate principal amount of the Equipment Trust Certificates to be purchased by the Pass Through Trustee pursuant to the related
Participation Agreements and evidence the entire ownership of the related Pass Through Trust. The Pass
Through Trustee shall issue and sell such Pass Through
Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate principal amount of such Equipment Trust
Certificates and, concurrently therewith, the Pass
Through Trustee shall purchase, pursuant to the terms and conditions of the related Participation
Agreements, the Equipment Trust Certificates at a purchase price equal to the amount of such consideration so received. Except as provided in Sections 2.08 and 2.09, the Pass Through Trustee shall not execute, authenticate or deliver Pass Through
Certificates of such Series in excess of the aggregate amount determined in accordance with this Section
2.02.

         SECTION 2.03.  Initial Certificateholders as
Grantors. By its payment for and acceptance of any Pass Through Certificate of any Series issued to it under the related Pass Through Trust, each initial
Certificateholder of such Series as grantor of such Pass Through Trust shall join in the creation and declaration of such Pass Through Trust.

         SECTION 2.04.  Limitation of Powers.  Each
Pass Through Trust shall be constituted solely for the purpose of making the investment in the Equipment
Trust Certificates provided for in the related Series
Supplement, and, except as set forth herein or in such Series Supplement, the Pass Through Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Pass Through Trustee shall not be authorized or empowered to do anything that would cause such Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes
(including as subject to this restriction, acquiring any Aircraft (as defined in the respective related
Indentures) by bidding such Equipment Trust
Certificates or otherwise, or taking any action with respect to any such Aircraft once acquired).

         SECTION 2.05.  Execution of Pass Through
Certificates.  The Pass Through Certificates of each
Series shall be signed on behalf of the Pass Through
Trustee by an authorized officer of the Pass Through
Trustee. Such signatures may be the manual or facsimile signatures of such officer and minor errors or defects in any reproduction of any such signature shall not affect the validity or enforceability of any Pass Through Certificate which has been duly authenticated and delivered by the Pass Through
Trustee.

         If any officer of the Pass Through Trustee who signs any of the Pass Through Certificates subsequently ceases to be such officer before the Pass
Through Certificate so signed is authenticated and delivered or disposed of by the Pass Through Trustee, such Pass Through Certificate nevertheless may be authenticated and delivered or disposed of as though the person who signed such Pass Through Certificate had not ceased to be such officer of the Pass Through
Trustee; and any Pass Through Certificate may be signed on behalf of the Pass Through Trustee by such person or persons as, at the actual date of the execution of such Pass Through Certificate, are the proper officers of the Pass Through Trustee, although at the date of the execution and delivery of the related Series Supplement any such person was not such officer.

         SECTION 2.06.  Certificate of Authentication.
The Pass Through Trustee shall duly authenticate and deliver Pass Through Certificates for each Series in authorized denominations equalling in the aggregate, the aggregate principal amount of the Equipment Trust
Certificates to be purchased for the related Pass
Through Trust by the Pass Through Trustee pursuant to the related Participation Agreements, and evidencing the entire ownership of the related Pass Through
Trust.  Only such Pass Through Certificates of such
Series as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Pass Through Trustee by manual or facsimile signature of one of its authorized officers, shall be entitled to the benefits of the related Pass Through Trust or be valid or obligatory for any purpose. Such certificate by the Pass Through
Trustee upon any Pass Through Certificate for such Series executed by the Pass Through Trustee shall be conclusive evidence that the Pass Through Certificate so authenticated has been duly authenticated and delivered hereunder and that the Certificateholder, as evidenced on the Register for such Series, is entitled to the benefits of the related Pass Through Trust.

         SECTION 2.07.  Form of Pass Through
Certificates.  The Pass Through Certificates of each
Series shall be substantially in the form set forth in Exhibit A hereto. The Pass Through Certificates shall be issuable as registered securities without coupons and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as set forth in the related Series
Supplement. The Pass Through Certificates of each
Series shall be issued in denominations of $1,000 and any integral multiple thereof and shall be dated the date of their authentication.

         The Pass Through Certificates of any Series may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Pass Through Agreement or the related Series
Supplement, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which such Pass Through Certificates are admitted to trading, or to conform to general usage.

         SECTION 2.08.  Registration, Transfer and
Exchange. The Pass Through Trustee will keep at each office or agency to be maintained for any Series for the purpose as provided in Section 3.02 a Register or Registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Pass Through
Certificates of the related Series as provided in this Article. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

         Upon due presentation for registration of transfer of any Pass Through Certificate of the related Series at any such office or agency, the Pass
Through Trustee shall execute, authenticate and deliver in the name of the transferee or transferees a new Pass Through Certificate or Pass Through
Certificates of such Series in authorized denominations and for a like aggregate Fractional
Undivided Interest.

         Any Pass Through Certificate or Pass Through
Certificates may be exchanged for a Pass Through
Certificate or Pass Through Certificates in other authorized denominations and for a like aggregate
Fractional Undivided Interest.  Pass Through
Certificates to be exchanged shall be surrendered at any office or agency to be maintained by the Pass
Through Trustee for the related Series for the purpose as provided in Section 3.02, and the Pass Through
Trustee shall execute, authenticate and deliver in exchange therefor the Pass Through Certificate or Pass
Through Certificates which the Certificateholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously or previously outstanding.

         All Pass Through Certificates presented for registration of transfer, exchange, redemption or payment shall (if so required by the Pass Through
Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Pass Through Trustee duly executed by, the Certificateholder or his attorney duly authorized in writing.

         The Pass Through Trustee may require payment from the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Pass Through Certificates.
No service charge to the Certificateholder shall be made for any such transaction.

         All Pass Through Certificates issued upon any transfer or exchange of Pass Through Certificates shall evidence ownership in the same Pass Through
Trust and be entitled to the same benefits under this Pass Through Agreement and the applicable Series
Supplement, as the Pass Through Certificates surrendered upon such transfer or exchange.

         SECTION 2.09.  Mutilated, Defaced, Destroyed,
Lost and Stolen Pass Through Certificates. If any temporary or definitive Pass Through Certificate becomes mutilated, defaced or is apparently destroyed, lost or stolen, the Pass Through Trustee in its discretion may execute, authenticate and deliver, a new Pass Through Certificate of like Fractional
Undivided Interest in the related Pass Through Trust, bearing a number not contemporaneously or previously outstanding, in exchange and substitution for the mutilated or defaced Pass Through Certificate, or in lieu of and substitution for the Pass Through
Certificate so apparently destroyed, lost or stolen.
In every case the applicant for a substitute Pass
Through Certificate shall furnish to the Pass Through
Trustee and any agent of the Pass Through Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless from any such substitution and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Pass Through Certificate and of the ownership thereof.

         Upon the issuance of any substitute Pass
Through Certificate, the Pass Through Trustee may require payment from the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Pass Through Trustee) connected therewith. If any Pass Through Certificate of a Pass Through Trust for which a notice of termination has been or is about to be given pursuant to Section 12.01 becomes mutilated or defaced or is apparently destroyed, lost or stolen, the Pass Through
Trustee may, instead of issuing a substitute Pass
Through Certificate, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Pass Through Certificate), if the applicant for such payment furnishes to the Pass Through Trustee and any agent of the Pass Through
Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, resulting from such payment and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Pass Through
Trustee and any agent of the Pass Through Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Pass Through
Certificate and of the ownership thereof.

         Every substitute Pass Through Certificate issued pursuant to the provisions of this Section by virtue of the fact that any Pass Through Certificate is apparently destroyed, lost or stolen will constitute conclusive evidence of the Fractional
Undivided Interest in the applicable Pass Through
Trust evidenced by the Pass Through Certificate that it replaces, whether or not the apparently destroyed, lost or stolen Pass Through Certificate may be enforceable at any time by anyone and will be entitled to all the benefits of (but will be subject to all the limitations of rights set forth in) the applicable
Pass Through Trust equally and proportionately with any and all other Pass Through Certificates duly authenticated and delivered therefor. All Pass
Through Certificates will be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Pass
Through Certificates and will preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.10.  Cancellation of Pass Through
Certificates; Destruction Thereof.  All Pass Through
Certificates surrendered for payment, redemption, registration of transfer or exchange, if surrendered to any agent of the Pass Through Trustee, shall be delivered to the Pass Through Trustee for cancellation or, if surrendered to the Pass Through Trustee, shall be cancelled by it; and no Pass Through Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Pass
Through Agreement or the applicable Series Supplement.
The Pass Through Trustee shall destroy cancelled Pass
Through Certificates held by it.

         SECTION 2.11.  Temporary Pass Through
Certificates.  Pending the preparation of definitive
Pass Through Certificates of any Series, the Pass
Through Trustee may execute, authenticate and deliver temporary Pass Through Certificates for such Series
(printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the executing officer of the Pass Through Trustee, as evidenced by such officer's execution thereof). Such temporary Pass Through Certificates shall be issuable as registered Pass Through Certificates without coupons, of any authorized denomination, and substantially in the form of the definitive Pass
Through Certificates of such Series but with such omissions, insertions and variations as may be appropriate for temporary Pass Through Certificates, all as may be determined by the executing officer of the Pass Through Trustee, as evidenced by such officer's execution thereof. Temporary Pass Through
Certificates may contain such reference to any provisions of this Pass Through Agreement or the applicable Series Supplement as may be appropriate.
Every such temporary Pass Through Certificate shall be executed and authenticated by the Pass Through Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Pass
Through Certificates of such Series. Without unreasonable delay the Company shall furnish definitive Pass Through Certificates for such Series and thereupon temporary Pass Through Certificates shall be surrendered in exchange therefor without charge at any office or agency to be maintained by the Pass Through Trustee for the purpose pursuant to
Section 3.02, and the Pass Through Trustee shall execute, authenticate and deliver in exchange for such temporary Pass Through Certificates such definitive
Pass Through Certificates evidencing a like aggregate
Fractional Undivided Interest in the applicable Pass
Through Trust in authorized denominations. Until so exchanged, temporary Pass Through Certificates shall be entitled to the same benefits under the applicable
Pass Through Trust as definitive Pass Through
Certificates of the applicable Series.


                      ARTICLE III

   CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 3.01.  Covenants of the Company.  (a)
The Company will preserve and maintain its corporate existence, except as permitted by subsection (b) below. The Company will preserve and maintain all of its rights, privileges and franchises necessary in the normal conduct of its business; provided that the Company shall not be required to preserve any right, privilege or franchise if the Company shall reasonably determine that the loss thereof will not materially adversely affect the Company's ability to perform its obligations hereunder or under any Series Supplement.

         (b)  The Company shall not (i) consolidate
with or merge into any other corporation under circumstances in which the Company is not the surviving corporation or (ii) convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the corporation formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be a corporation organized and existing under the laws of the United
States of America or any State or the District of Columbia, and shall execute and deliver to the Pass
Through Trustee an agreement reasonably satisfactory in form and substance to the Pass Through Trustee containing an effective assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company hereunder and under each Series Supplement.

         (c) Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all the assets of the Company as an entirety in accordance with this Section, the successor corporation formed by such consolidation or the Person into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and each Series Supplement with the same effect as if such successor corporation or such Person, as the case may be, had been named as the Company herein and therein.
No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any successor corporation which shall theretofore have become such in the manner prescribed in this Section from its liability hereunder or under any Series
Supplement.

         (d)  The Pass Through Trustee shall receive
an Officer's Certificate and an Opinion of Counsel of the Company as conclusive evidence that any consolidation, merger, sale, lease or conveyance, and any assumption complies with the provisions of this Section and the Pass Through Trustee shall be entitled to rely upon the same for all purposes hereof.

         SECTION 3.02.  Offices for Payments;
Registrar. So long as any Pass Through Certificates of a Series remain outstanding, the Pass Through Trustee will maintain the following for such Series: (a) an office or agency where such Pass Through Certificates may be presented for payment and (b) a facility or agency in New York, New York where such Pass Through
Certificates may be presented or surrendered for registration of transfer and for exchange and for redemption as provided in this Pass Through Agreement
(the "Registrar"). Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Pass Through
Trustee to the Company, any Owner Trustees, the Indenture Trustees and the Certificateholders of such Series. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Pass Through
Trustee.  The Registrar shall keep a register (the
"Register") with respect to the Pass Through
Certificates of each Series and their transfer and exchange. The Pass Through Trustee may appoint one or more co-registrars ("Co-Registrars") for any Series and may terminate any such appointment at any time upon written notice. The term "Registrar" includes any Co-Registrar.

         Any Registrar shall be a bank or trust
company organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $100,000,000, or a direct or indirect subsidiary of such an entity, or a member of a bank holding company group, having a combined capital and surplus of at least $100,000,000 and such subsidiary or member itself having a capital and surplus of at least $10,000,000.

         The Pass Through Trustee shall initially act as Registrar and shall initially serve as an office where Pass Through Certificates can be presented for payment.

         SECTION 3.03.  Representations and Warranties
of the Pass Through Trustee.  (a)  The Pass Through
Trustee, in its individual capacity (except with respect to clause (iv) below), represents, warrants and agrees that:

        (i)  it is a validly existing national
     banking association duly organized under the laws of the United States of America, holding a valid certificate to do business as a national banking association with banking and trust powers and has the corporate power and authority to enter into and perform its obligations under this Pass
     Through Agreement;

       (ii) this Pass Through Agreement has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery hereof nor its performance of any of the terms and provisions hereof will violate any Federal law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

      (iii)  the execution, delivery and performance
     by the Pass Through Trustee of this Pass Through
     Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States or state governmental authority or agency regulating the banking and corporate trust activities of the Pass Through Trustee other than
     (i) the registration of the Pass Through
     Certificates under the Securities Act and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action and
     (ii) the qualification of the Pass Through
     Agreement under the Trust Indenture Act pursuant to an order of the Securities and Exchange
     Commission;

       (iv) this Pass Through Agreement has been duly executed and delivered by it and, assuming that this Pass Through Agreement is the legal, valid and binding obligation of the Company, is the legal, valid and binding obligation of the Pass
     Through Trustee, enforceable against the Pass
     Through Trustee in accordance with its terms except as limited by bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance or similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights and remedies generally from time to time in effect, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

        (v) each Series Supplement will be, upon the date of execution and delivery of such Series
     Supplement, executed and delivered by one of its officers duly authorized to execute and deliver such Series Supplement on its behalf.

         (b)  The representations and warranties set
forth in subsection (a) above shall be deemed to be made by the Pass Through Trustee on each Issuance
Date, except as otherwise provided in the applicable
Series Supplement.

         SECTION 3.04.  Paying Agents.  Whenever the
Pass Through Trustee in its sole discretion shall appoint a paying agent (the "Paying Agent") for any Pass Through Trust, it will cause the Paying Agent to execute and deliver an instrument in which the Paying
Agent shall agree with the Pass Through Trustee, subject to the provisions of this Section,

         (a)  that it will hold all sums received by
     it as such agent for distribution to the Certificateholders of the related Series (whether such sums have been paid to it by the Pass
     Through Trustee or the Related Owner Trustee or
     Indenture Trustee) in trust for the benefit of the Certificateholders of the related Series or of the Pass Through Trustee, and

         (b)  that it will notify the Pass Through
     Trustee if the principal of or interest or premium on the Equipment Trust Certificates that constitute Trust Property of such Pass Through
     Trust is not paid when the same is due and payable.

         Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Sections 12.03 and 12.04 hereof.

         SECTION 3.05.  No Representations or
Warranties as to Documents. The Pass Through Trustee neither makes nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Pass Through
Agreement, any Series Supplement, any related Pass
Through Certificates or any related Indenture
Documents or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Pass Through
Trustee made in its individual capacity under this Pass Through Agreement, in any Series Supplement or in any related Participation Agreement.

         SECTION 3.06.  Payments from Trust Property
Only. For any Pass Through Trust, all payments to be made by the Pass Through Trustee under such Pass
Through Trust shall be made only from the income and the proceeds from the related Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from such Trust Property to enable the Pass Through Trustee to make distributions of the amounts due in respect of the Pass Through Certificates thereunder. Each
Certificateholder of such Series by its acceptance of a related Pass Through Certificate agrees that it will look solely to the income and proceeds from the related Trust Property to the extent available for distribution to it as provided herein and in the related Series Supplement and that the Pass Through
Trustee is not personally liable to such Certificateholder for any amounts payable under such Pass Through Trust except as expressly provided herein.

         SECTION 3.07.  Limitation of the Company's
Liability.  The Company is a party to this Pass
Through Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore shall not be liable hereunder, except as otherwise expressly provided herein, or under the terms of any Series Supplement or any Pass Through Certificates, except as otherwise expressly provided therein.


                      ARTICLE IV

      CERTIFICATEHOLDER LISTS AND REPORTS BY THE
         COMPANY AND THE PASS THROUGH TRUSTEE

         SECTION 4.01.  Certificateholder Lists;
Ownership of Pass Through Certificates.  (a)  For each
Series, the Pass Through Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Certificateholders of such Series. If the Pass
Through Trustee is not the Registrar for such Series, the Company shall cause the Registrar to furnish to the Pass Through Trustee semi-annually not more than 15 days after each Record Date, as of such Record
Date, or at such other times as the Pass Through
Trustee may request in writing, a list, in such form and as of such date as the Pass Through Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Certificateholders of such Series and the amounts of the Pass Through
Certificates held by such Certificateholders.

         (b)  For each Series, ownership of the Pass
Through Certificates shall be proved by the Register for such Series kept by the Registrar.

         SECTION 4.02.  Disclosure of
Certificateholder Lists.  Each and every
Certificateholder, by receiving and holding such Pass
Through Certificate, agrees with the Company and the Pass Through Trustee that neither the Company, the Pass Through Trustee, the Pass Through Trustee in its individual capacity nor any agent of any of the foregoing shall be held accountable by reason of the disclosure of any such information as to the names and addresses of any Certificateholders in accordance with the provisions of Section 312 of the Trust Indenture
Act, regardless of the source from which such information was derived, and that the Pass Through
Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 312(b) of the Trust Indenture Act.

         SECTION 4.03.  Reports by the Company.  The
Company covenants:

         (a)  to file with the Pass Through Trustee,
     within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or, if the Company is not required to file information, documents, or reports pursuant to either of such Sections of the Exchange Act, then to file with the Pass
     Through Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports that would be required pursuant to Section 13 of the Exchange Act, or, in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time in such rules and regulations;

         (b)  to file with the Pass Through Trustee
     and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Pass Through Agreement as may be required from time to time by such rules and regulations;

         (c) to transmit to the Certificateholders of each Series in the manner and to the extent required by Section 313(c) of the Trust Indenture
     Act, within 30 days after the filing thereof with the Pass Through Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 4.03 as may be required by rules and regulations prescribed from time to time by the Commission; and

         (d)  furnish to the Pass Through Trustee, on
     or before each March 15, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of such Company's compliance with all conditions and covenants under this Pass Through Agreement and each Series Supplement. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Pass
     Through Agreement or any Series Supplement.

         SECTION 4.04.  Reports by the Pass Through
Trustee. For each Series, on or before each May 15, the Pass Through Trustee shall transmit, in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, any report required by Section
313(a) of the Trust Indenture Act to be transmitted by the Pass Through Trustee to the related
Certificateholders.


                       ARTICLE V

          RECEIPT AND DISTRIBUTION OF INCOME
         AND PROCEEDS FROM THE TRUST PROPERTY

         SECTION 5.01.  Certificate Account and
Special Payments Account.  (a)  The Pass Through
Trustee shall establish and maintain for each Pass
Through Trust, on behalf of the related
Certificateholders, a Certificate Account as one or more non-interest bearing accounts. In each case, the Pass Through Trustee shall hold such Certificate
Account in trust for the benefit of such Certificateholders, respectively, and shall make or permit withdrawals therefrom only as provided in this Pass Through Agreement or the related Series
Supplement. Upon receipt of any Scheduled Payment, the Pass Through Trustee shall immediately deposit such Scheduled Payment in the applicable Certificate
Account.

         (b) The Pass Through Trustee shall establish and maintain, as and when required, for each Pass
Through Trust, on behalf of the related
Certificateholders, a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 5.04. In each case, the Pass Through Trustee shall hold such Special Payments
Account in trust for the benefit of such Certificateholders, respectively, and shall make or permit withdrawals therefrom only as provided in this Pass Through Agreement or the related Series
Supplement. Upon receipt of any Special Payment, the Pass Through Trustee shall immediately deposit such Special Payment in the applicable Special Payments
Account.

         (c)  The Pass Through Trustee shall present
any Equipment Trust Certificate to the applicable
Related Indenture Trustee on the date of its stated final maturity, or on such earlier date as such Equipment Trust Certificate is to be redeemed or purchased in whole pursuant to the relevant Indenture.

         SECTION 5.02.  Distributions from Certificate
Account and Special Payments Account.  (a)  For each
Pass Through Trust, on each related Regular
Distribution Date, or as soon thereafter as the Pass
Through Trustee has confirmed receipt of any Scheduled
Payment due on the related Equipment Trust
Certificates on such Regular Distribution Date, the
Pass Through Trustee shall distribute out of the applicable Certificate Account the entire amount deposited therein pursuant to Section 5.01(a) by paying to each Certificateholder of the related Series of record at the close of business on the Record Date for such Regular Distribution Date (except as provided in Section 12.01 concerning the final distribution), at the address for such Certificateholder appearing in the related Register, such Certificateholder's pro rata share (based on the aggregate Fractional
Undivided Interest in the related Pass Through Trust held by such Certificateholder) of the aggregate amount in the applicable Certificate Account.

         (b)  For each Pass Through Trust, on each
related Special Distribution Date, or as soon thereafter as the Pass Through Trustee has confirmed receipt of any Special Payment due on the related
Equipment Trust Certificates or realized upon the sale of any such Equipment Trust Certificates, the Pass
Through Trustee shall distribute out of the applicable
Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section
5.01(b) by paying to each Certificateholder of the related Series of record at the close of business on the Record Date for such Special Distribution Date
(except as provided in Section 12.01 concerning the final distribution), at the address for such Certificateholder appearing in the related Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the related
Pass Through Trust held by such Certificateholder) of the aggregate amount in the applicable Special
Payments Account on account of such Special Payment.

         (c)  For each Pass Through Trust, the Pass
Through Trustee shall at the expense of the Company notify each Certificateholder of the related Series by mail at its address as it appears in the related
Register of each related Special Payment for such Series. If the related Equipment Trust Certificates are to be redeemed or purchased in whole prior to their respective maturities, or if a Special Payment is to be made pursuant to either of the last two paragraphs of Section 2.02(b), such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed.
For any other Special Payment, such notice shall be mailed as soon as practicable after the Pass Through
Trustee has received funds for such Special Payment.
Such notices of Special Payments shall set forth:

          (i)  the Special Distribution Date and the
     Record Date therefor (except as otherwise provided in Section 12.01);

         (ii)  the amount of the Special Payment for
     each $1,000 face amount Pass Through Certificate and the amount thereof constituting principal, premium, if any, and interest on the related
     Equipment Trust Certificates;

        (iii)  the reason for the Special Payment; and

         (iv)  if the Special Distribution Date is the
     same date as a Regular Distribution Date for such Series, the total amount to be received on such date for each $1,000 face amount Pass Through
     Certificate.

If the amount of premium, if any, payable upon the redemption or purchase in whole of an Equipment Trust
Certificate has not been calculated at the time that the Pass Through Trustee mails the notice of the related Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

         If, for any Pass Through Trust, any
cancellable redemption of the related Equipment Trust
Certificates is cancelled, the Pass Through Trustee, as soon as possible after learning thereof, shall notify by mail each Certificateholder of the related
Series at its address as it appears on the related
Register.

         (d)  For each Pass Through Trust, any
Scheduled Payment or Special Payment to be distributed pursuant to this Article shall be payable at the Corporate Trust Office of the Pass Through Trustee or at any office or agency maintained for such purpose for the related Series pursuant to Section 3.02, provided that any Scheduled Payment or Special Payment may be payable at the option of the Pass Through
Trustee or its Paying Agent for the related Series by mailing checks for such Scheduled Payment or Special
Payment payable to or upon the written order of the related Certificateholders entitled thereto as they appear on the related Register.

         SECTION 5.03.  Statements to Certificateholders
(a)  On each Regular Distribution Date and Special
Distribution Date, the Pass Through Trustee shall include with each distribution to Certificateholders of the related
Series a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special
Distribution Date, as the case may be, setting forth the following information (as to (i) and (ii) below, for each $1,000 face amount Pass Through Certificate):

          (i)  The amount of such distribution
     allocable to principal and the amount allocable to premium, if any, on the related Equipment
     Trust Certificates;

         (ii)  The amount of such distribution
     allocable to interest on the related Equipment
     Trust Certificates; and

        (iii)  The Pool Balance and the Pool Factor of
     the related Pass Through Trust.

         (b)  For each Series, within a reasonable
period of time after the end of each calendar year but not later than the latest date permitted by law, the Pass Through Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of such Series a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) of this Section for the related Pass Through Trust for such calendar year or, in the event such Person was a Certificateholder of such Series during a portion of such calendar year, for the applicable portion of such year.

         SECTION 5.04.  Investment of Special Payment
Moneys.  Any money received by the Pass Through
Trustee pursuant to Section 5.01(b) representing a Special Payment that is not to be promptly distributed shall, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments selected by the Company pending distribution of such Special
Payment pursuant to Section 5.02. Any investment made pursuant to this Section 5.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 5.02 on the applicable Special Distribution Date and the Pass
Through Trustee shall hold any such Permitted
Investments until maturity. The proceeds upon maturity of any Permitted Investment shall not be reinvested pending distribution. The Pass Through
Trustee shall have no liability with respect to any investment made pursuant to this Section, other than by reason of the willful misconduct or gross negligence of the Pass Through Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

         SECTION 5.05.  Withholding Taxes.  The Pass
Through Trustee shall withhold any taxes required to be withheld on payments to any Certificateholder, except to the extent that such Certificateholder has furnished evidence reasonably satisfactory to the Pass
Through Trustee of any exemption from withholding claimed by such Certificateholder, and under no circumstances shall the failure of any such Certificateholder to receive any amounts so withheld constitute an Event of Default. Notwithstanding any provision to the contrary herein, if the Company is required to pay any withholding tax or any interest or penalty thereon, the Pass Through Trustee shall be entitled to retain any payments otherwise distributable to such Certificateholder that was subject to such withholding until such amounts shall have been recovered in full by the Pass Through
Trustee.


                      ARTICLE VI

           CONCERNING THE CERTIFICATEHOLDERS

         SECTION 6.01.  Evidence of Action Taken by
Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Pass Through Agreement to be given or taken by Certificateholders of any Series may be embodied in and evidenced by one or more substantially similar instruments signed by such Certificateholders in person or by an agent duly appointed in writing, and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Pass Through Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Pass Through Agreement and (subject to Sections
8.02 and 8.03) conclusive in favor of the Pass Through
Trustee, if made in the manner provided in this Article.

         (b)  For the purpose of determining the
Certificateholders of any Series entitled to vote or consent to any direction, waiver or other action of such Certificateholders under Section 7.10 or 7.11, the Company may set a record date for such vote or consent by specifying such record date in an Officer's
Certificate delivered to the Pass Through Trustee.
Notwithstanding Section 316(c) of the Trust Indenture
Act, such record date shall be a date not more than 15 days prior to the first solicitation of such vote or consent.

         SECTION 6.02.  Proof of Execution of
Instruments and of Holding of Certificates. Subject to Sections 8.02 and 8.03, the execution of any instrument by a Certificateholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Pass
Through Trustee.  The holding of Pass Through
Certificates shall be proved by the Register or by a certificate of the Registrar.

         SECTION 6.03.  Certificateholders to Be
Treated as Owners. Prior to due presentment for registration of transfer of any Pass Through
Certificate, each related Indenture Trustee, the Pass
Through Trustee, any agent of any such related
Indenture Trustee or the Pass Through Trustee, the
Paying Agent, if any, the Registrar and the Company may deem and treat the Person in whose name such Pass
Through Certificate shall be registered upon the Register as the absolute owner of such Pass Through
Certificate (whether or not such Pass Through
Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment on account of the principal payable with respect to and, subject to the provisions of this Pass Through Agreement, interest payable with respect to such Pass Through Certificate and for all other purposes; and neither any such related Indenture Trustee nor the Pass Through Trustee
(nor any agent of any such related Indenture Trustee or the Pass Through Trustee) nor the Paying Agent, if any, nor the Registrar nor the Company shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Pass
Through Certificate.

         SECTION 6.04.  Pass Through Certificates
Owned by the Company and Related Owner Trustees Deemed
Not Outstanding. In determining whether the Certificateholders of the requisite aggregate
Fractional Undivided Interest of Pass Through
Certificates of any Series have concurred in any direction, consent or waiver under this Pass Through
Agreement, Pass Through Certificates of such Series that are owned by the Company, any Related Owner
Trustee or Related Owner Participant or any obligor on such Pass Through Certificates or by any Affiliate of the Company, any such Related Owner Trustee or Related
Owner Participant or any obligor on such Pass Through
Certificates shall be disregarded and deemed not to be Outstanding for the purpose of any such determination;
provided that for the purpose of determining whether the Pass Through Trustee shall be protected in relying on any such direction, consent or waiver, only if a Responsible Officer of the Pass Through Trustee has actual knowledge that certain Pass Through
Certificates are so owned shall such Pass Through
Certificates be so disregarded; and provided further that if all Pass Through Certificates of such Series that would be deemed Outstanding in the absence of the foregoing provision are owned by the Company, any Related Owner Trustee or Related Owner Participant or any obligor on such Pass Through Certificates or by any Affiliate of the Company, any such Related Owner
Trustee or Related Owner Participant or any obligor on such Pass Through Certificates, then such Pass Through
Certificates shall be deemed Outstanding for the purpose of any such determination. Pass Through
Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Pass Through
Trustee the pledgee's right so to act with respect to such Pass Through Certificates and that the pledgee is not the Company, any Related Owner Trustee or Related
Owner Participant or any obligor upon the Pass Through
Certificates or any Affiliate of the Company, any Related Owner Trustee or Related Owner Participant or any obligor on such Pass Through Certificates. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Pass Through Trustee in accordance with such advice. For any Series, upon request of the Pass Through Trustee, the Company, the Related Owner Trustees and the Related Owner
Participants shall furnish to the Pass Through Trustee promptly an Officers' Certificate listing and identifying all Pass Through Certificates of such Series, if any, known by the Company or any such Related Owner Trustee or Related Owner Participant to be owned or held by or for the account of any of the above-described persons; and the Pass Through Trustee shall be entitled to accept such Officers'
Certificates as conclusive evidence of the facts set forth therein and of the fact that all Pass Through
Certificates of such Series not listed therein are Outstanding for the purpose of any such determination.
For the purpose of determining whether Pass Through
Certificates of a Series are Outstanding as described in this Section, an "obligor" on such Pass Through
Certificates shall include any obligor or any Affiliate of any such obligor on any Equipment Trust
Certificates that constitute Trust Property of the related Pass Through Trust.

         SECTION 6.05.  Right of Revocation of Action
Taken. For any Series, at any time prior to (but not after) the evidencing to the Pass Through Trustee, as provided in Section 6.01, of any action taken by the related Certificateholders of the percentage in aggregate of Fractional Undivided Interests in the related Pass Through Trust specified in this Pass
Through Agreement in connection with such action, any Certificateholder of a Pass Through Certificate of such Series, the serial number of which is shown by the evidence to be included among the serial numbers of the Pass Through Certificates of such Series, the Certificateholders of which have consented to such action, may, by filing written notice at the Corporate
Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Pass Through Certificate. Except as aforesaid, any such action taken shall be conclusive and binding upon such Certificateholder for such Pass Through
Certificate and upon all future Certificateholders and owners of such Pass Through Certificate and of any Pass Through Certificates issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Pass Through Certificate or otherwise. Any action taken by such Certificateholders of the percentage in aggregate of Fractional Undivided Interests in the related Pass Through Trust specified in this Pass
Through Agreement in connection with such action shall be conclusively binding upon the Pass Through Trustee and all the Certificateholders of such Series.

         SECTION 6.06.  ERISA Plan Prohibition.
Unless otherwise specified in the applicable Series
Supplement, no employee benefit plan subject to Title
I of the Employee Retirement Income Security Act of
1974, as amended ("ERISA"), or individual retirement account or plan subject to Section 4975 of the Code
(hereinafter collectively referred to as an "ERISA
Plan"), may acquire or hold any of the Pass Through
Certificates.  The purchase by any person of any Pass
Through Certificate constitutes a representation by such person to the Company, the Related Owner
Participants, the Related Owner Trustees, the Related
Indenture Trustees and the Pass Through Trustee that such person is not an ERISA Plan and that such person is not acquiring, and has not acquired, such Pass
Through Certificate with assets of an ERISA Plan.


                      ARTICLE VII

           REMEDIES OF PASS THROUGH TRUSTEE
                AND CERTIFICATEHOLDERS

         SECTION 7.01.  Events of Default.  If, for
any Pass Through Trust, an Indenture Event of Default under an Indenture relating to any Equipment Trust
Certificate that constitutes Trust Property of such Pass Through Trust (an "Event of Default") shall occur and be continuing, then, and in each and every case, the Pass Through Trustee may vote all of the Equipment
Trust Certificates under such Indenture held by such Pass Through Trust, and upon the direction of the Majority In Interest of Certificateholders of the related Series, the Pass Through Trustee shall vote a corresponding majority of such Equipment Trust
Certificates in favor of directing the applicable
Related Indenture Trustee to declare the unpaid principal of such Equipment Trust Certificates then outstanding, together with interest accrued but unpaid thereon and all other amounts due under such Equipment
Trust Certificates and the related Indenture, to be due and payable under, and in accordance with the provisions of, such Indenture. In addition, if such Event of Default shall have occurred and be continuing, the Pass Through Trustee may in accordance with such related Indenture vote such Equipment Trust
Certificates to direct the applicable Related
Indenture Trustee regarding the exercise of remedies provided in such Indenture.

         If, for any Pass Through Trust, an Event of
Default shall have occurred and be continuing, the Pass Through Trustee also may in its discretion, and upon the direction of the Majority In Interest of Certificateholders of the related Series shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver any Equipment Trust Certificates held in such Pass Through Trust that are subject to the corresponding Indenture Event of Default, without recourse to or warranty by the Pass Through Trustee or any Certificateholder of such Series, to any Person.
In any such case, the Pass Through Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver any such Equipment Trust Certificates in one or more parcels at public or private sale or sales, at any location or locations at the option of the Pass
Through Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Pass Through Trustee so decides or is required to sell or otherwise dispose of any Equipment Trust
Certificates pursuant to this Section, the Pass
Through Trustee shall take such of the actions described above as it may reasonably deem most effective to complete the sale or other disposition of such Equipment Trust Certificates, so as to provide for the payment in full of all amounts due on such Equipment Trust Certificates with respect to the related Series. Notwithstanding the foregoing, any action taken by the Pass Through Trustee under this Section shall not, in the reasonable judgment of the Pass Through Trustee, be adverse to the best interests of the Certificateholders of such Series.

         SECTION 7.02.  Incidents of Sale of Equipment
Trust Certificates. Upon any sale of all or any part of the Equipment Trust Certificates held in any Pass
Through Trust made either under the power of sale given under this Pass Through Agreement or the related
Series Supplement or otherwise for the enforcement of this Pass Through Agreement and the related Series
Supplement, the following shall be applicable:

         (1)  Any Certificateholder of the related
     Series, the Pass Through Trustee in its
     individual or any other capacity or any other
     Person may bid for and purchase any of such Equipment Trust Certificates, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Trust Certificates in its or their own absolute right without further accountability.

         (2)  The receipt of the Pass Through Trustee
     or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

         (3)  Any moneys collected by the Pass Through
     Trustee upon any sale made either under the power of sale given by this Pass Through Agreement or the related Series Supplement or otherwise for the enforcement of the related Pass Through
     Trust, shall be deposited and distributed as a Special Payment as provided in Article V.

         SECTION 7.03.  Pass Through Trustee May Prove
Debt.  If any amount payable under any Equipment Trust
Certificate held by any Pass Through Trust is not paid when due and payable, the Pass Through Trustee, in its own name and as trustee of an express trust, as holder of such Equipment Trust Certificate shall be, to the extent permitted by and in accordance with the terms of the related Indenture Documents, entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the applicable Owner Trustee or other obligor upon such Equipment Trust Certificate and collect in the manner provided by law out of the property of such Owner
Trustee or such other obligor upon such Equipment
Trust Certificate, as the case may be, wherever situated, the moneys adjudged or decreed to be payable.

         All rights of action and of asserting claims under this Pass Through Agreement, or under any of the Pass Through Certificates, may be prosecuted and enforced by the Pass Through Trustee without the possession of any of such Pass Through Certificates or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Pass Through Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Pass Through Trustee, each predecessor Pass Through Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Certificateholders of the related Series.

         In any proceedings brought by the Pass
Through Trustee (and also any proceedings involving the interpretation of any provision of this Pass
Through Agreement or any Series Supplement to which the Pass Through Trustee shall be a party) the Pass
Through Trustee shall be held to represent all the Certificateholders of the related Series, and it shall not be necessary to make any such Certificateholders parties to any such proceedings.

         SECTION 7.04.  Remedies Cumulative.  Each and
every right, power and remedy given to the Pass
Through Trustee specifically or otherwise under any Pass Through Trust shall be cumulative and shall be in addition to every other right, power and remedy specifically given thereunder or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given thereunder or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Pass Through
Trustee or the Certificateholders of the related
Series, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.
No delay or omission by the Pass Through Trustee or of any such Certificateholder in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the applicable Owner Trustee, or to be an acquiescence therein.

         SECTION 7.05.  Suits for Enforcement.  If an
Indenture Event of Default has occurred, has not been waived and is continuing, the Pass Through Trustee may in its discretion and subject to its rights of appropriate indemnification under Sections 7.07 and
8.03 and Article IX hereof, to the extent permitted by and in accordance with the Indenture Documents, proceed to protect and enforce its rights and rights of the Certificateholders of the related Series by such appropriate judicial proceedings as the Pass
Through Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement under the related Pass Through Trust or in aid of the exercise of any power granted thereunder or to enforce any other legal or equitable right vested in the Pass
Through Trustee or the Certificateholders under such Pass Through Trust or by law; provided that any sale of any portion of the related Trust Property shall be done in accordance with Section 7.02.

         SECTION 7.06.  Discontinuance of Proceedings.
If the Pass Through Trustee or any Certificateholder of any Series institutes any proceeding to enforce any right, power or remedy under the related Pass Through
Trust, and such proceeding is discontinued or abandoned for any reason or is determined adversely to the Pass Through Trustee or such Certificateholder, then and in every such case the applicable Owner
Trustee, and the applicable Indenture Trustee, the Pass Through Trustee, the Certificateholders of such
Series and the Company shall, subject to any determination in such proceeding, be restored to their former positions and rights under such Pass Through
Trust with respect to the Trust Property and all rights, remedies and powers of the Pass Through
Trustee and such Certificateholders shall continue as if no such proceeding had been instituted.

         SECTION 7.07.  Limitations on Suits by
Certificateholders.  No Certificateholder of any
Series shall have any right by virtue or by availing of any provision of the related Pass Through Trust to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to such Pass Through Trust, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless such Certificateholder previously has notified the Pass Through Trustee in writing of an Event of Default under such Pass Through
Trust and of the continuance thereof, as provided herein, and the Certificateholders of the related Pass
Through Certificates then Outstanding (or the proxy therefor) representing in the aggregate not less than 25% of the Fractional Undivided Interests of Pass
Through Certificates then Outstanding under such Pass
Through Trust have requested in writing that the Pass
Through Trustee institute such action or proceedings in its own name as trustee under such Pass Through
Trust and have offered to the Pass Through Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Pass Through Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action or proceedings and no direction inconsistent with such written request has been given to the Pass
Through Trustee pursuant to Section 7.10; it being understood and intended, and being expressly covenanted by such Certificateholder with every other
Certificateholder of such Series and the Pass Through
Trustee, that no one or more Certificateholders of such Series shall have any right in any manner whatever to affect, disturb or prejudice the rights of any other Certificateholder of such Series or to obtain or seek to obtain priority over or preference to any other Certificateholder of such Series or to enforce any right under the related Pass Through
Trust, except in the manner provided therein and for the equal, ratable and common benefit of all Certificateholders of such Series. For the protection and enforcement of the provisions of this Section, each and every Certificateholder of the related Series and the Pass Through Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 7.08.  Unconditional Right of
Certificateholders to Receive Principal, Interest and
Premium, and to Institute Certain Suits. Nothwithstanding any other provision in this Pass Through Agreement, any Series Supplement or any Pass Through Certificate issued pursuant to such Series Supplement, the right of any Certificateholder of the related Series to receive distributions on such Pass Through Certificate of Scheduled
Payments or Special Payments pursuant to Article V on or after the respective due dates set forth in such Series
Supplement, or, subject to Section 7.07, to institute suit for the enforcement of any such distribution on or after such respective dates as provided herein or therein, shall not be impaired or affected without the consent of such Certificateholder. The purchase by any Certificateholder of any Pass Through Certificate constitutes the consent of such Certificateholder to the retention by the Pass Through Trustee of certain amounts otherwise distributable to such
Certificateholder in accordance with Section 5.05.

         SECTION 7.09.  Control by Certificateholders.
A Majority In Interest of Certificateholders of any
Series has the right with respect to the related Pass
Through Trust to direct the Pass Through Trustee as to the time, method, and place of conducting any proceeding for any remedy available to the Pass
Through Trustee, or exercising any trust or power conferred on the Pass Through Trustee under such Pass
Through Trust; provided that such direction is not otherwise than in accordance with law and the provisions of such Pass Through Trust and the Pass
Through Trustee has received, to the extent provided in Sections 7.07 and 8.03 and Article IX hereof, such reasonable indemnification as it may require against the costs, expenses and liabilities to be incurred by the Pass Through Trustee; and provided further that the Pass Through Trustee has the right to decline to follow any such direction if the Pass Through Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Pass Through Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Pass Through Trustee determines that the action or proceedings so directed would involve the Pass Through
Trustee in personal liability or if the Pass Through
Trustee in good faith so determines that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of the Certificateholders of such Series not joining in the giving of said direction, it being understood that the Pass Through Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Certificateholders.

         Nothing in this Pass Through Agreement or any Series Supplement shall impair the right of the Pass
Through Trustee in its discretion to take any action deemed proper by the Pass Through Trustee with respect to the related Pass Through Trust and which is not inconsistent with such direction by Certificateholders of the related Series.

         SECTION 7.10.  Waiver of Past Events of
Default. Upon written instructions from a Majority in Interest of Certificateholders of any Series, the Pass
Through Trustee shall waive any past Event of Default under the related Pass Through Trust and its consequences and upon such waiver such Event of Default will cease to exist and any Event of Default arising therefrom will be deemed to have been cured for every purpose of such Pass Through Trust, but no such waiver will extend to any subsequent or other
Event of Default thereunder or impair any right consequent thereon; provided that any such waiver will be effective to waive any such past Event of Default and its consequences as described above if, but only if, the correlative Indenture Event of Default has been waived under the related Indenture by the requisite holders of the Equipment Trust Certificates outstanding thereunder; and provided further that in the absence of written instructions from all Certificateholders of any Series (or the proxy therefor), the Pass Through Trustee shall not waive any Event of Default (i) consisting of the failure to pay any principal of, or premium (if any), or interest on, or other amounts due under, any Equipment Trust
Certificate held by the related Pass Through Trust and the consequent failure to distribute any related
Scheduled Payment or Special Payment pursuant to
Article V on or after the respective due date therefor set forth in the related Series Supplement or (ii) in respect of a covenant or provision under any Pass
Through Trust that, under Article XI hereof or the related Series Supplement, cannot be modified or amended without the consent of each Certificateholder of the related Series (or the proxy therefor).

         SECTION 7.11.  Notice of Pass Through
Defaults. The Pass Through Trustee shall, in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, notify the Certificateholders of any Series of all Pass Through Defaults under the related Pass Through Trust actually known to a Responsible Officer of the Pass Through Trustee, unless such Pass Through Defaults have been cured before the giving of such notice; provided that under no circumstances shall the Pass Through Trustee give such notice until the earlier of the time at which such Pass Through Default becomes an Event of Default or the expiration of a period of 60 days from the occurrence of such Pass Through Default; and provided further that, except in the case of the failure to pay any principal of or interest on or any other amount due under any of the Equipment Trust Certificates held by any Pass Through Trust and the consequent failure to distribute any related Scheduled Payment or Special
Payment pursuant to Article V on or after the respective due date therefor set forth in the related
Series Supplement, the Pass Through Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees or Responsible Officers of the Pass Through Trustee in good faith determines that the withholding of such notice is in the interests of the Certificateholders of the related Series.


                     ARTICLE VIII

          CONCERNING THE PASS THROUGH TRUSTEE

         SECTION 8.01.  Acceptance by Pass Through
Trustee. The Pass Through Trustee, upon the execution and delivery of a Series Supplement creating a Pass
Through Trust and providing for the issuance of a Series of Pass Through Certificates, shall acknowledge its acceptance of all right, title and interest in and to the Equipment Trust Certificates to be acquired as Trust Property of such Pass Through Trust pursuant to the applicable Participation Agreements and Section
2.02, and shall declare that the Pass Through Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property of such Pass Through Trust, for the benefit of all then present and future
Certificateholders of such Series, upon the trusts set forth in such Pass Through Trust.

         SECTION 8.02.  Pass Through Trustee's Liens.
The Pass Through Trustee agrees that it will, in its individual capacity and at its own cost and expense
(but without any right of indemnity in respect of any such cost or expense under Article IX hereof) promptly take such action as may be necessary to duly discharge all Liens on any part of the Trust Property of any Pass Through Trust that result from claims against it in its individual capacity not related to the administration of such Trust Property or any other transaction pursuant to this Pass Through Agreement or the related Series Supplement.

         SECTION 8.03.  Certain Rights of the Pass
Through Trustee.  Subject to Section 315 of the Trust
Indenture Act:

         (a)  the Pass Through Trustee may rely and
     shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b)  any request of any Related Indenture
     Trustee or Related Owner Trustee in connection with any Pass Through Trust shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is specifically prescribed herein) upon which the Pass Through
     Trustee may rely to prove or establish a matter set forth therein;

         (c)  the Pass Through Trustee may consult
     with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (d)  the Pass Through Trustee shall not be
     obligated to exercise any of the trusts or powers vested in it under any Pass Through Trust at the request, order or direction of the Certificateholders of the related Series in accordance with the provisions thereof, unless such Certificateholders have offered to the Pass
     Through Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

         (e)  the Pass Through Trustee shall not be
     liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it under any Pass Through Trust;

         (f)  prior to the occurrence of an Event of
     Default under any Pass Through Trust and after the curing or waiving of all Events of Default thereunder, the Pass Through Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Majority in Interest of Certificateholders of the related Series;
     provided that if the payment within a reasonable time to the Pass Through Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Pass Through Trustee, not reasonably assured to the Pass Through Trustee by the security afforded to it by the terms of such Pass Through Trust, the Pass Through Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Pass Through Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

         (g) the Pass Through Trustee may execute any of the trusts or powers under any Pass Through
     Trust or perform any duties thereunder either directly or by or through agents or attorneys not regularly in its employ and the Pass Through
     Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care;
     and

         (h)  the Pass Through Trustee shall not be
     required to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under any Pass Through Trust, if the Pass Through Trustee has determined in good faith that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

         SECTION 8.04.  Pass Through Trustee Not
Responsible for Recitals. The Pass Through Trustee assumes no responsibility for the correctness of the recitals contained herein or in any Pass Through
Certificates, except for the execution and authentication of such Pass Through Certificates by the Pass Through Trustee in accordance with Section
2.05 and 2.06, respectively.

         SECTION 8.05.  Pass Through Trustee and
Agents May Hold Pass Through Certificates;
Collections. The Pass Through Trustee and any agent of the Pass Through Trustee, in its individual or any other capacity, may become the owner or pledgee of Pass Through Certificates with the same rights it would have if it were not the Pass Through Trustee or such agent and, subject to the applicable provisions of the Trust Indenture Act, may otherwise deal with the Company, any Related Indenture Trustee or Related
Owner Trustee and receive, collect, hold and retain collections therefrom with the same rights it would have if it were not the Pass Through Trustee or such agent.

         SECTION 8.06.  Moneys Held by Pass Through
Trustee. Subject to Sections 5.04 and 12.04 hereof, all moneys received by the Pass Through Trustee shall, until used or applied as provided herein, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.
Subject to Section 5.04, neither the Pass Through
Trustee nor any agent thereof shall be under any liability for interest on any moneys received by it hereunder.

         SECTION 8.07.  Right of Pass Through Trustee
to Rely on Officers' Certificate.  Subject to Section
8.03, whenever in the administration of any Pass
Through Trust the Pass Through Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action thereunder, such matter (unless other evidence in respect thereof is specifically prescribed herein) may, in the absence of bad faith on the part of the Pass Through Trustee, be deemed to be conclusively proved and established by an Officers'
Certificate delivered to the Pass Through Trustee by the Company, any Related Indenture Trustee or any Related Owner Trustee, as the case may be, and such certificate, in the absence of bad faith on the part of the Pass Through Trustee, shall be full warrant to the Pass Through Trustee for any action taken, suffered or omitted by it under the provisions of this Pass Through Agreement upon the faith thereof.

         SECTION 8.08.  Compensation.  The Company
covenants and agrees to pay, and the Pass Through
Trustee shall be entitled to receive, reasonable compensation and payment or reimbursement for its reasonable advances, expenses and disbursements
(including the reasonable compensation and expenses and disbursements of its counsel, agents and other persons not regularly in its employ) in connection with its services rendered hereunder or in any way relating to or arising out of the administration of any Pass Through Trust or the related Trust Property, except any such advance, expense or disbursement attributable to the Pass Through Trustee's negligence, willful misconduct or bad faith or incurred as a result of the breach of its representation and covenant set forth in Section 8.02, and shall have a priority claim on such Trust Property for the payment of such compensation, advances, expenses and disbursements to the extent that such compensation, advances, expenses and disbursements shall not be paid by the Company.

         In addition, the Pass Through Trustee shall be entitled to reimbursement from, and shall have a priority claim on, all property and funds held or collected by the Pass Through Trustee with respect to any Series or the related Pass Through Trust in its capacity as Pass Through Trustee for any tax incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of such Pass Through
Trust (other than any tax attributable to the Pass
Through Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. If the Pass Through Trustee reimburses itself from the Trust
Property of such Pass Through Trust for any such tax it shall within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders of the related Series as their names and addresses appear in the related Register.


                      ARTICLE IX

                  INDEMNIFICATION OF
          PASS THROUGH TRUSTEE BY THE COMPANY

         The Company hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Pass
Through Trustee, in its individual capacity, and its successors, assigns, agents and servants, with respect to the claims of the Pass Through Trustee for payment or reimbursement under Section 8.08 and from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Pass Through Trustee on or measured by any compensation received by the Pass Through Trustee for its services under this Pass Through Agreement, claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Pass Through
Trustee in its individual capacity (whether or not also agreed to be indemnified against by any other
Person under any other document) in any way relating to or arising out of this Pass Through Agreement, or any Series Supplement or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the administration of any Pass Through
Trust or the related Trust Property or the action or inaction of the Pass Through Trustee hereunder, except only (i) in the case of negligence, willful misconduct or bad faith of the Pass Through Trustee in the performance of its duties hereunder or under any Series Supplement, (ii) as may result from the inaccuracy of any representation or warranty of the Pass Through Trustee herein or in any Participation
Agreement or (iii) as otherwise provided in Section
8.02 hereof. The Pass Through Trustee in its individual capacity shall be entitled to indemnification, from the related Trust Property, for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Article IX to the extent not reimbursed by the Company or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same, the Pass Through Trustee shall have a prior Lien on such Trust Property. The indemnities contained in this Article IX shall survive the termination of this Pass Through Agreement or any Pass Through Trust and the resignation or removal of the Pass Through Trustee hereunder or thereunder.


                       ARTICLE X

                  SUCCESSOR TRUSTEES

         SECTION 10.01.  Resignation and Removal of
Pass Through Trustee; Appointment of Successor.  (a)
The Pass Through Trustee may resign at any time as trustee of any Pass Through Trust without cause by giving at least 30 days prior written notice to the Company, the Related Indenture Trustees and the
Related Owner Trustees, such resignation to be effective upon the acceptance of the trusteeship by a successor Pass Through Trustee. In addition, a
Majority in Interest of Certificateholders of any Series may at any time remove the related Pass Through
Trustee without cause by an instrument in writing delivered to the Company, the Related Owner Trustees, the Related Indenture Trustees and the Pass Through
Trustee, and the Pass Through Trustee shall promptly notify each Certificateholder of such Series of such removal in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Pass
Through Trustee. In the case of the resignation or removal of the Pass Through Trustee, a Majority in Interest of Certificateholders of the related Series may appoint a successor Pass Through Trustee by an instrument signed by such Certificateholders. If a successor Pass Through Trustee shall not have been appointed within 90 days after such notice of resignation or removal, the Pass Through Trustee, the Company or any Certificateholder of the related Series may apply to any court of competent jurisdiction to appoint a successor Pass Through Trustee to act until such time, if any, as a successor shall have been appointed as provided above. The successor Pass
Through Trustee so appointed by such court shall immediately and without further act be superseded by any successor Pass Through Trustee appointed as provided above within one year from the date of the appointment by such court.

         (b)  If at any time any of the following
occurs with respect to any Pass Through Trust:

         (i) the Pass Through Trustee fails to comply with the requirements of Section 310 of the Trust
     Indenture Act after written request for such compliance by any Certificateholder of the related Series who has been a bona fide
     Certificateholder of such Series for at least six months; or

         (ii)  the Pass Through Trustee ceases to be
     eligible in accordance with the provisions of
     Section 10.02 to act as trustee for such Pass
     Through Trust and fails to resign after written request for such resignation by the Company or by any such bona fide Certificateholder; or

        (iii)  the Pass Through Trustee becomes
     incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Pass Through Trustee or of its property shall be appointed, or any public officer takes charge or control of the Pass
     Through Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then the Company may remove the Pass Through Trustee and appoint a successor trustee by written instrument, in duplicate, executed by a Responsible Officer of the Company, one copy of which instrument shall be delivered to the Pass Through Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture
Act, any Certificateholder of the related Series who has been a bona fide Certificateholder of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass
Through Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Pass Through Trustee and appoint a successor trustee, which removal and appointment shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.03. The successor Pass Through Trustee so appointed by such court shall immediately and without further act be superseded by any successor Pass Through Trustee appointed by the Certificateholders of the related
Series as provided in subsection (a) above within one year from the date of appointment by such court.

         SECTION 10.02.  Persons Eligible for
Appointment as Pass Through Trustee.  Each Pass
Through Trust shall at all times have a Pass Through
Trustee which shall be a Person eligible to act as trustee under Section 310(a) of the Trust Indenture
Act and shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least
$100,000,000, or a direct or indirect subsidiary of such a corporation, or a member of a bank holding company group, having a combined capital and surplus of at least $100,000,000 and such subsidiary or member itself having a capital and surplus of at least
$10,000,000, which corporate trustee shall be a citizen of the United States as defined in Section
101(16) of the Federal Aviation Act of 1958, as amended, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision of examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Pass Through Trustee ceases to be eligible in accordance with the provisions of this Section to act as trustee for any Pass Through Trust, the Pass
Through Trustee shall resign immediately as Pass
Through Trustee for such Pass Through Trust in the manner and with the effect specified in Section 10.01.

         SECTION 10.03.  Acceptance of Appointment by
Successor Trustee. Any successor trustee appointed as provided in Section 10.01 for any Pass Through Trust shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment with respect to such Pass Through Trust, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor with respect to such Pass Through Trust, as if such successor trustee was originally named as trustee of such Pass Through Trust. Notwithstanding the foregoing, on the written request of the Company or the successor trustee, the trustee ceasing to act shall, upon payment of its charges then unpaid and subject to Section 12.04, pay over to the successor trustee all moneys at the time held by it with respect to such Pass Through Trust and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee with respect to such Pass Through Trust to secure any amounts then due it pursuant to the provisions of
Article IX.

         If a successor trustee is appointed with respect to all the Pass Through Trusts created pursuant to this Pass Through Agreement, a supplement to this Pass Through Agreement executed and delivered by the Company, the predecessor trustee and the successor trustee shall be sufficient with respect to each such Pass Through Trust to effect the removal of the predecessor trustee and to vest the successor trustee all rights, powers, duties and obligations of its predecessor under each such Pass Through Trust, as if such successor trustee was originally named as Pass
Through Trustee hereunder and thereunder.

         No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 10.02 to act as trustee of the relevant Pass Through Trust.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the successor trustee shall notify the Certificateholders of the related Series of such appointment by first-class mail at their last addresses as they shall appear in the Register, and shall mail a copy of such notice to the Company, the Related Indenture Trustees and the
Related Owner Trustees, if any. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 10.01.

         SECTION 10.04.  Merger, Conversion,
Consolidation or Succession to Business of Pass
Through Trustee.  Any corporation into which the Pass
Through Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pass Through Trustee is a party, or any corporation succeeding to the corporate trust business of the Pass Through Trustee, shall be the successor to the Pass Through Trustee hereunder, provided that, anything herein to the contrary notwithstanding, such corporation shall be eligible under the provisions of
Section 10.02 to act as trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         If, with respect to any Pass Through Trusts at the time of such succession to the Pass Through
Trustee, any of the Pass Through Certificates of the related Series have been authenticated but not delivered, such successor may adopt the certificate of authentication of any such predecessor Pass Through
Trustee and deliver such Pass Through Certificates so authenticated; and, if at that time any of such Pass
Through Certificates have not been authenticated, such successor may authenticate such Pass Through
Certificates either in the name of any of its predecessor or in its own name as the successor Pass
Through Trustee; and in all such cases such certificate of authentication shall have the full force of the certificate of authentication of the Pass
Through Trustee set forth in Section 2.01; provided that the right to adopt the certificate of authentication of any predecessor Pass Through Trustee or to authenticate Pass Through Certificates in the name of any predecessor Pass Through Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 10.05.  Appointment of Separate Pass
Through Trustees. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property of any Pass Through Trust may at the time be located or in which any action of the Pass Through Trustee may be required to be performed or taken, the Pass Through
Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Pass Through
Trustee, of all or any part of such Trust Property, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee, acting jointly with the Pass Through
Trustee, to act.

         (b)  The Pass Through Trustee and, at the
request of the Pass Through Trustee, the Company, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to such Trust Property or any part thereof, and with such rights, powers, duties and obligations, as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Pass Through Trustee, or the Pass Through
Trustee and such separate trustee or separate trustees or co-trustee jointly with the Pass Through Trustee subject to all the terms of this Pass Through
Agreement, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Pass Through Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Pass Through
Trustee its, her or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its, her or his behalf and in its, her or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to any Trust Property and all assets, property, rights, powers, duties and obligations of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Pass
Through Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

         (c)  All provisions of this Pass Through
Agreement which are for the benefit of the Pass
Through Trustee (including without limitation Article
IX hereof) shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 10.06.

         (d)  For any Pass Through Trust, every
additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Pass Through Trustee shall act, subject to the following provisions and conditions:

          (i)  all powers, duties, obligations and
     rights conferred upon the Pass Through Trustee in respect of the receipt, custody, investment and payment of moneys shall be exercised solely by the Pass Through Trustee;

         (ii)  all other rights, powers, duties and
     obligations conferred or imposed upon the Pass
     Through Trustee shall be conferred or imposed and exercised or performed by the Pass Through
     Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Pass Through Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

        (iii)  no power hereby given to, or
     exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Pass Through Trustee; and

         (iv)  no trustee hereunder shall be
     personally liable by reason of any act or omission of any other trustee hereunder.

If at any time the Pass Through Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Pass Through Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

         (e)  Any request, approval or consent in
writing by the Pass Through Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

         (f)  Notwithstanding any other provision of
this Section 10.06, the powers of any additional trustee or separate trustee shall not exceed those of the Pass Through Trustee hereunder.


                      ARTICLE XI

          SUPPLEMENTS AND AMENDMENTS TO THIS
      PASS THROUGH AGREEMENT AND OTHER DOCUMENTS

         SECTION 11.01.  Supplemental Agreements
Without Consent of Certificateholders. The Company and the Pass Through Trustee may enter into an agreement or agreements supplemental hereto for one or more of the following purposes:

         (a)  to provide for the formation of any Pass
     Through Trust, the issuance of the related Series and the other matters contemplated by Section
     2.01(b);

         (b)  to evidence the succession of another
     corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company herein and in each Series Supplement;

         (c)  to add to the covenants of the Company
     such further covenants, restrictions, conditions or provisions as the Pass Through Trustee shall consider to be for the protection of the Certificateholders of any Series;

         (d)  to surrender any right or power
     conferred upon the Company herein or in any Series Supplement;

         (e)  to cure any ambiguity or to correct or
     supplement any provision contained herein or in any Series Supplement that may be defective or inconsistent with any other provision contained herein or in such Series Supplement; or to make such other provisions in regard to matters or questions arising under this Pass Through
     Agreement or under any Series Supplement as the Company may deem necessary or desirable and that will not adversely affect the interests of the related Certificateholders;

         (f) to correct or amplify the description of any property at any time that constitutes Trust
     Property or better to assure, convey and confirm unto the Pass Through Trustee any such property to be included in any such Trust Property;

         (g)  to evidence and provide for the
     acceptance and appointment hereunder or under one or more Pass Through Trusts of a successor trustee and to add to or change any of the provisions hereof as may be necessary to provide for or facilitate the administration of one or more Pass Through Trusts by more than one trustee, pursuant to the requirements of Section
     10.03;

         (h)  to modify, eliminate or add to the
     provisions of this Pass Through Agreement or any Series Supplement to the extent necessary to continue the qualification of this Pass Through
     Agreement or such Series Supplement (including any supplemental agreement) under the Trust
     Indenture Act, or under any similar Federal statute enacted after the date hereof, and to add to this Pass Through Agreement or any Series
     Supplement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in
     Section 316(a)(2) of the Trust Indenture Act as in effect on the date hereof or any corresponding provision in any similar Federal statute enacted after the date hereof;

         (i)  to make any other amendments or
     modifications to this Pass Through Agreement, provided such amendments or modifications shall only apply to one or more Series to be issued after the date of such amendment or modification;
     or

         (j)  to add, eliminate or change any
     provision hereunder so long as such action shall not adversely affect the interests of the Certificateholders of any Series;

provided that no such supplemental agreement shall cause any Pass Through Trust to become taxable as an association within the meaning of Treasury Regulation
Section 301.7701-4.

         The Pass Through Trustee is hereby authorized to join in the execution of any such supplemental agreement, to make any further appropriate agreements and stipulations that may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Pass
Through Trustee shall not be obligated to enter into any such supplemental agreement that adversely affects the Pass Through Trustee's own rights, duties or immunities under this Pass Through Agreement, any Series Supplement or otherwise, whether in its official or individual capacity.

         Any supplemental agreement contemplated by this Section may be executed without the consent of the Certificateholders of the Outstanding Pass Through
Certificates of any Series, notwithstanding any of the provisions of Section 11.02.

         SECTION 11.02.  Supplemental Agreements With
Consent of Certificateholders.  With the consent
(evidenced as provided in Article VI) of the Majority in Interest of Certificateholders of any Series, the Company and the Pass Through Trustee may, from time to time and at any time, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Pass Through
Agreement or of the related Series Supplement or of modifying in any manner the rights of the related
Certificateholders; provided, that no such supplemental agreement shall cause any Pass Through
Trust to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-4; and provided further that, without the consent of each Certificateholder of such Series (or the proxy therefor), no such amendment of or supplement to this Pass Through Agreement or such related Series
Supplement, or modification of the terms of, or consent under, any thereof, shall (aa) modify any of the provisions of Section 7.10 or this Section 11.02,
(bb) reduce the amount or extend the time of payment of any amount owing or payable on the related
Equipment Trust Certificates or distributions to be made on any related Pass Through Certificate pursuant to Article V, or alter the currency in which any amount payable under any such Pass Through Certificate is to be paid, or impair the right of any related Pass
Through Certificateholder to commence legal proceedings to enforce a right to receive payment hereunder, (cc) reduce, modify or amend any indemnities in favor of any Certificateholder (except as consented to by each such Certificateholder adversely affected thereby (or the proxy therefor)), or (dd) create or permit the creation of any Lien on the related Trust Property or any part thereof, or deprive any related Certificateholder of the benefit of the related Pass Through Trust with respect to the related Trust Property, whether by disposition of such Trust Property or otherwise, except as provided in
Section 7.02 or in connection with the exercise of remedies under Article VII.

         Upon the request of the Company and upon the filing with the Pass Through Trustee of evidence of the consent of the applicable Certificateholders required under this Section and other documents, if any, required by Section 6.01, the Pass Through
Trustee shall join with the Company in the execution of such supplemental agreement unless such supplemental agreement affects the Pass Through
Trustee's own rights, duties or immunities under this Pass Through Agreement or the related Series
Supplement or otherwise, in which case the Pass
Through Trustee may in its discretion, but shall not be obligated to, enter into such supplemental agreement.

         It shall not be necessary for the consent of the Certificateholders of any Series under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Company and the Pass Through Trustee of any supplemental agreement relating to any Pass Through Trust pursuant to the provisions of this Section, the Pass Through
Trustee shall mail a notice thereof by first-class mail to the related Certificateholders at their addresses as they shall appear on the related
Register, setting forth in general terms the substance of such supplemental agreement. Any failure of the Pass Through Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

         SECTION 11.03.  Effect of Supplemental
Agreements. Upon the execution of any supplemental agreement pursuant to the provisions hereof and of any applicable Series Supplement, this Pass Through
Agreement and such Series Supplement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities hereunder and under the related Pass Through Trust of the Pass
Through Trustee, the Company and the related
Certificateholders shall thereafter be determined, exercised and enforced hereunder and thereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Pass
Through Agreement and such Pass Through Trust for any and all purposes.

         SECTION 11.04.  Documents to Be Given to
Trustee. The Pass Through Trustee, subject to the provisions of Sections 8.02 and 8.03, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental agreement complies with the applicable provisions of this Pass Through Agreement and any applicable Series
Supplement.

         SECTION 11.05.  Notation on Pass Through
Certificates in Respect of Supplemental Agreements.
Pass Through Certificates of any Series authenticated and delivered after the execution of any supplemental agreement relating to such Series pursuant to the provisions of this Article may bear a notation in form approved by the Pass Through Trustee as to any matter provided for by such supplemental agreement. If the Company or the Pass Through Trustee shall so determine, new Pass Through Certificates for such Series so modified as to conform, in the opinion of the Company and the Pass Through Trustee, to any modification of this Pass Through Agreement contained in any such supplemental agreement may be provided by the Company, executed and authenticated by the Pass
Through Trustee and delivered in exchange for the Outstanding Pass Through Certificates of such Series.

         SECTION 11.06.  Trust Indenture Act.  Any
supplemental agreement executed pursuant to the terms of this Article shall on the date of the execution thereof conform to the provisions of the Trust
Indenture Act as in force on such date.

         SECTION 11.07.  Revocation and Effect of
Consents. Until an amendment or waiver becomes effective, a consent to it by a Certificateholder is a continuing consent by such Certificateholder and every subsequent Certificateholder of the related Pass
Through Certificate, even if notation of the consent is not made on such Pass Through Certificate.
However, any such Certificateholder or subsequent
Certificateholder may revoke the consent as to his Pass Through Certificate if the Pass Through Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Certificateholder affected by such amendment or waiver.

         SECTION 11.08.  Amendments, Waivers, etc., of
Related Indenture Documents.  If the Pass Through
Trustee, as holder of any Equipment Trust Certificate in trust for the benefit of the Certificateholders of any Series, receives a request for a consent to any modification, amendment or supplement to any related
Indenture or other related Indenture Document or to give any consent, waiver, authorization or approval under such related Indenture or such other related
Indenture Documents, the Pass Through Trustee shall forthwith notify each Certificateholder of such Series, as shown on the related Register as of such date, of such request. Such notice shall request instructions from such Certificateholders with respect to such request. Subject to Section 7.10, the Pass
Through Trustee shall, as the holder of such Equipment
Trust Certificate, consent or vote with respect thereto in the same proportion as so instructed by the respective Certificateholders of the related Pass
Through Certificates. Notwithstanding the foregoing, but subject to Section 7.09, if an Event of Default shall have occurred and be continuing, the Pass
Through Trustee may, in its own discretion and at its own direction, consent and notify the Related
Indenture Trustee of such consent to any modification, amendment, supplement or waiver under any related
Indenture Document.


                      ARTICLE XII

          TERMINATION OF PASS THROUGH TRUSTS;
                   UNCLAIMED MONEYS

         SECTION 12.01.  Termination of Pass Through
Trusts.  For any Pass Through Trust, such Pass Through
Trust and the respective obligations and responsibilities of the Company and the Pass Through Trustee under such Pass Through Trust shall terminate upon the distribution to all Certificateholders of the related Series and the Pass Through Trustee of all amounts required to be distributed to them pursuant to this Pass Through Agreement and the related Series Supplement and the disposition of all property held as part of the Trust Property of such Pass Through Trust; provided that in no event shall such Pass Through Trust continue beyond the final expiration date determined as provided in such Series Supplement.

         Notice of termination of any Pass Through
Trust, specifying the applicable Distribution Date upon which the Certificateholders of the related
Series may surrender their Pass Through Certificates to the Pass Through Trustee for payment of the final distribution and cancellation thereof, shall be mailed promptly by the Pass Through Trustee to such Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (i) the Distribution Date upon which such final distribution will be made and that such distribution will be made only upon presentation and surrender of the related Pass Through Certificates at the office or agency of the Pass Through Trustee specified therein, (ii) the amount of any such final distribution, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable.
The Pass Through Trustee shall notify the related
Registrar at the time such Certificateholders are notified of such final distribution. Upon presentation and surrender of the Pass Through Certificates of such Series, the Pass Through Trustee shall distribute all amounts distributable on such Pass Through Certificates on such Distribution Date pursuant to Section 5.02.

         SECTION 12.02.  Application by Pass Through
Trustee of Funds Deposited for Payment of Pass Through
Certificates. Subject to Section 12.04, all moneys deposited with the Pass Through Trustee for payment pursuant to Section 12.01 shall be held in trust and applied by it to the prompt payment, either directly or through any Paying Agent, to the Certificateholders of the particular Pass Through Certificates for the payment or redemption of which such moneys have been deposited with the Pass Through Trustee, of all sums due and to become due thereon; but such money need not be segregated from other funds except to the extent required by law.

         In the event that all of the
Certificateholders of such Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Pass Through Trustee shall give a second written notice to the remaining
Certificateholders of such Series to surrender their Certificates for cancellation and to receive the final distribution with respect thereto.

         SECTION 12.03.  Repayment of Moneys Held by
Paying Agent. In connection with the satisfaction and discharge of any Pass Through Trust, all moneys then held by any Paying Agent for such Pass Through Trust shall, upon demand of the Pass Through Trustee, be repaid to it and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

         SECTION 12.04.  Transfer of Moneys Held by
Pass Through Trustee and Paying Agent Unclaimed for
Two Years and Eleven Months. Any moneys deposited with or paid to the Pass Through Trustee or any Paying
Agent to be distributed on any Pass Through
Certificate and not applied but remaining unclaimed for two years and eleven months after the date upon which such amount has become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the applicable Related Indenture
Trustees by the Pass Through Trustee or such Paying
Agent and the applicable Certificateholder shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to such Related Indenture
Trustees for any payment which such Certificateholder may be entitled to collect, and all liability of the Pass Through Trustee, or any Paying Agent with respect to such moneys shall thereupon cease.


                     ARTICLE XIII

                     MISCELLANEOUS

         SECTION 13.01.  Capacity in Which Acting.
The Pass Through Trustee acts hereunder and under any Pass Through Trust not in its individual capacity but solely as trustee except as expressly provided herein or in the related Series Supplement.

         SECTION 13.02.  No Legal Title to Trust
Property in Certificateholders. No Certificateholder of any Series shall have legal title to any part of the Trust Property of the related Pass Through Trust.
No transfer, by operation of law or otherwise, of any Pass Through Certificate or other right, title and interest of any Certificateholder in and to such Trust
Property or under the related Pass Through Trust shall operate to terminate such Pass Through Trust or entitle such Certificateholder or any successor or transferee of such Certificateholder to an accounting or to the transfer to it of legal title to any part of such Trust Property.

         SECTION 13.03.  Certificates Nonassessable
and Fully Paid. No Certificateholder of any Series shall be personally liable for obligations of the related Pass Through Trust, the Fractional Undivided
Interests represented by the Pass Through Certificates of such Series shall be nonassessable for any losses or expenses of such Pass Through Trust or for any reason whatsoever, and upon authentication of such Pass Through Certificates by the Pass Through Trustee pursuant to Section 3.02, such Pass Through
Certificates will be and shall be deemed fully paid.
No Certificateholder of such Series shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the related Trust Property, the related
Pass Through Trust, or the obligations of the parties hereto, nor shall anything set forth herein, in the related Series Supplement or in the related Pass
Through Certificates be construed so as to constitute the Certificateholders of such Series from time to time as partners or members of an association.

         SECTION 13.04.  Pass Through Agreement for
the Benefit of the Company, the Pass Through Trustee and the Certificateholders. Nothing in this Pass
Through Agreement, in any Series Supplement or in any Pass Through Certificate, whether express or implied, shall be construed to give to any person other than the Company, the Pass Through Trustee, as trustee and in its individual capacity, and the Certificateholders of the respective related Series any legal or equitable right, remedy or claim under or in respect of this Pass Through Agreement, any Pass Through Trust or any such Pass Through Certificate.

         SECTION 13.05.  Limitation on Rights of
Certificateholders. The death or incapacity of any Certificateholder of any Series shall not operate to terminate the related Pass Through Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of such Pass Through Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them. No
Certificateholder of any Series shall be entitled to revoke the related Pass Through Trust.

         SECTION 13.06.  Notices.  Unless otherwise
expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Pass Through Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy, and (i) if to the Pass Through Trustee, at its office at 1301 Gervis Street, 4th Floor, Columbia,
South Carolina 29201 (telecopier (803) 929-5922),
Attention: Corporate Trust Administration (with a copy to NationsBank of Georgia, National Association, at
600 Peachtree Street, N.E., Suite 900, Atlanta,
Georgia 30308 (telecopier (404) 607-6534), Attention:
Corporate Trust Administration); or (ii) if to the Company, addressed to it at its offices at 2005
Corporate Avenue, Memphis, Tennessee 38132, Attention:
Senior Vice President and Chief Financial Officer;
telecopier (901) 395-4758. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other party to this Pass Through Agreement.

         Where this Pass Through Agreement or any
Series Supplement provides for notice to Certificateholders of any Series, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each such Certificateholder entitled thereto, at his last address as it appears in the related Register. In any case where notice to Certificateholders of any Series is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular
Certificateholder shall affect the sufficiency of such notice with respect to other Certificateholders of such Series. Where this Pass Through Agreement or any
Series Supplement provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Certificateholders shall be filed with the Pass
Through Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to any Certificateholders when such notice is required to be given pursuant to any provision of this Pass Through Agreement or any related Series Supplement, then any manner of giving such notice as shall be satisfactory to the Pass
Through Trustee shall be deemed to be a sufficient giving of such notice.

         SECTION 13.07.  Officers' Certificates and
Opinions of Counsel; Statements to Be Contained
Therein. Upon any application or demand by the Company to the Pass Through Trustee to take any action, the Company shall furnish to the Pass Through
Trustee (i) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Pass Through Agreement and the applicable Series
Supplement relating to the proposed action have been complied with and that the proposed action is in conformity with the requirements of this Pass Through
Agreement and such Series Supplement, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Pass Through Agreement or such Series Supplement relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion required by this Pass Through Agreement or any Series Supplement and delivered to the Pass Through Trustee with respect to compliance with a condition or covenant provided for in this Pass Through Agreement or such Series
Supplement, except for the certificate required by
Section 4.03(d) shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based,
(c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate, statement or opinion of an officer of the Company or of counsel thereto may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants employed by the Company unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with the Pass Through
Trustee shall contain a statement that such firm is independent.

         SECTION 13.08.  Conflict of Any Provision of
Pass Through Agreement with the Trust Indenture Act.
If and to the extent that any provision of this Pass
Through Agreement limits, qualifies or conflicts with another provision included in this Pass Through
Agreement by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an
"incorporated provision"), such incorporated provision shall control.

         SECTION 13.09.  Severability.  Any provision
of this Pass Through Agreement or any Series
Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 13.10.  No Oral Modifications or
Continuing Waivers. No terms or provisions of this Pass Through Agreement, any Series Supplement, or any
Pass Through Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or thereof shall be effective only in the specific instance and for the specific purpose given.

         SECTION 13.11.  Successors and Assigns.  All
covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind the successors and assigns of such Certificateholder.

         SECTION 13.12.  Headings.  The headings of
the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 13.13.  Normal Commercial Relations.
Anything contained in this Pass Through Agreement to the contrary notwithstanding, the Pass Through Trustee and any Certificateholder, or any bank or other affiliate of any such party, may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Company fully to the same extent as if this Pass Through Agreement were not in effect, including without limitation the making of loans or other extensions of credit to the Company for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

         SECTION 13.14.  Governing Law; Counterpart
Form.  THIS PASS THROUGH AGREEMENT, EACH SERIES
SUPPLEMENT AND EACH PASS THROUGH CERTIFICATE SHALL IN
ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK,
INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND
PERFORMANCE. This Pass Through Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 13.15.  Distributions Due on Days
Other than Business Days.  If, for any Pass Through
Trust, any Distribution Date is not a Business Day, then such distribution need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable Distribution Date, and no interest shall accrue for the intervening period.

         IN WITNESS WHEREOF, the parties hereto have caused this Pass Through Agreement to be duly executed this 16 day of March, 1994 by their respective officers or signatories thereunto duly authorized, and acknowledge that this Pass Through Agreement has been made and delivered in the City of New York, and this Pass
Through Agreement shall be effective only upon such execution and delivery.



                       NATIONSBANK OF SOUTH CAROLINA,
                         NATIONAL ASSOCIATION
                          not in its individual capacity,
                          except as otherwise expressly
                          provided herein, but solely
                          as Pass Through Trustee



                       By: /s/  Howard L. Shellkopf
                           ------------------------
                           Title:  Vice President




                       FEDERAL EXPRESS CORPORATION



                       By: /s/  Robert D. Henning
                           ----------------------
                           Title:  Managing Director -
                                   Aircraft Financing





                                    Exhibit A to
                                    Pass Through
                                    Agreement




           FORM OF PASS THROUGH CERTIFICATE


    FEDERAL EXPRESS CORPORATION PASS THROUGH TRUST, 199_-__

       199_ Pass Through Certificate, Series __

Final Scheduled Regular Distribution Date:  _________,
____

     evidencing a fractional undivided interest in a pass through trust, the property of which includes certain Equipment Trust Certificates.

Certificate No. _______

Applicable interest rate on Equipment Trust
Certificates held in Pass Through Trust, 199_-__:
____%.

$___________ Fractional Undivided Interest representing __________ of the Pass Through Trust per $1,000 face amount.

         THIS CERTIFIES THAT ______________, for value received, is the registered owner of a $_________
(_____________ dollars) Fractional Undivided Interest in the Federal Express Corporation Pass Through Trust,
199_-__ (the "Pass Through Trust") created and declared by NationsBank of South Carolina, National
Association, as pass through trustee (the "Pass
Through Trustee"), pursuant to the Pass Through Trust
Agreement dated as of March 1, 1994 (the "Pass
Through Agreement"), as supplemented by Series
Supplement 199_-__ thereto dated _________, 199_ (the
"Series Supplement") between the Pass Through Trustee and Federal Express Corporation, a Delaware corporation (the "Company"), a summary of certain of the pertinent provisions of which is set forth below.
To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Pass Through Agreement and the Series Supplement. This Pass Through Certificate is one of the duly authorized Pass Through Certificates designated as "Federal Express Corporation 199_ Pass
Through Certificates, Series __."  This Pass Through
Certificate is issued under and is subject to the terms, provisions and conditions of the Pass Through
Agreement and the Series Supplement, to which the Certificateholder of this Pass Through Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Pass Through Trust (the "Trust Property") includes certain Equipment Trust Certificates (the "Equipment
Trust Certificates").  Each series of Equipment Trust
Certificates is secured as described in the related
Indenture Documents. The Pass Through Certificates represent fractional undivided interests in the Pass Through Trust and the Trust Property, and have no rights, benefits or interests in respect of any other separate trust established pursuant to the terms of the Pass Through Agreement for any other
Series of Pass Through Certificates issued pursuant thereto.

         Subject to and in accordance with the terms of the Pass Through Agreement and the Series
Supplement, from funds then available to the Pass
Through Trustee, there will be distributed on each _________ and __________ (a "Regular Distribution
Date"), commencing on __________, 199_, to the Person in whose name this Pass Through Certificate is registered at the close of business on the 15th day preceding the applicable Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Trust Certificates due on such Regular
Distribution Date, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Pass Through Certificate and an amount equal to the sum of such Scheduled Payments.
Subject to and in accordance with the terms of the Pass Through Agreement and the Series Supplement, if
Special Payments on the Equipment Trust Certificates are received by the Pass Through Trustee, from funds then available to the Pass Through Trustee, there shall be distributed on the applicable Special
Distribution Date, to the Person in whose name this Pass Through Certificate is registered at the close of business on the 15th day preceding such Special
Distribution Date, an amount in respect of such Special Payments on the Equipment Trust Certificates, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Pass Through
Certificate and an amount equal to the sum of such Special Payments so received.

         If a Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Distribution Date and no interest shall accrue during the intervening period. The
Special Distribution Date shall be the ________ day of the month determined as provided in the Pass Through
Agreement and the Series Supplement, except in certain circumstances, in which case it will be the date of receipt of proceeds by the Pass Through Trustee as provided in the Series Supplement. The Pass Through
Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Pass Through Certificate.

         Distributions on this Pass Through
Certificate will be made by the Pass Through Trustee to the Person entitled thereto, without the presentation or surrender of this Pass Through
Certificate or the making of any notation hereon.
Except as otherwise provided in the Pass Through
Agreement and notwithstanding the above, the final distribution on this Pass Through Certificate will be made after notice is mailed by the Pass Through
Trustee of the pendency of such distribution and only upon presentation and surrender of this Pass Through
Certificate at the office or agency of the Pass
Through Trustee specified in such notice.

         NO EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I
OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
1974, AS AMENDED ("ERISA"), OR INDIVIDUAL RETIREMENT
ACCOUNT OR PLAN SUBJECT TO SECTION 4975 OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED (HEREINAFTER
COLLECTIVELY REFERRED TO AS AN "ERISA PLAN"), MAY
ACQUIRE OR HOLD ANY OF THE PASS THROUGH CERTIFICATES.
THE PURCHASE BY ANY PERSON OF ANY PASS THROUGH
CERTIFICATE CONSTITUTES A REPRESENTATION BY SUCH
PERSON TO FEDERAL EXPRESS CORPORATION, THE RELATED
OWNER PARTICIPANTS, THE RELATED OWNER TRUSTEES, THE
RELATED INDENTURE TRUSTEES AND THE PASS THROUGH
TRUSTEE OR THEIR RESPECTIVE SUCCESSORS, AS THE CASE
MAY BE, THAT SUCH PERSON IS NOT AN ERISA PLAN AND THAT
SUCH PERSON IS NOT ACQUIRING, AND HAS NOT ACQUIRED,
SUCH PASS THROUGH CERTIFICATE WITH ASSETS OF AN ERISA
PLAN.

         This Pass Through Certificate shall be
governed by and construed in accordance with the laws of the State of New York.

         Reference is hereby made to the further
provisions of this Pass Through Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Pass Through Certificate shall not be entitled to any benefit under the Pass Through
Trust or be valid for any purpose.

         IN WITNESS WHEREOF, the Pass Through Trustee has caused this Pass Through Certificate to be duly executed.


                    FEDERAL EXPRESS CORPORATION
                    PASS THROUGH TRUST, 199_-__


                    By:  NATIONSBANK OF SOUTH CAROLINA,
                           NATIONAL ASSOCIATION,
                           as Pass Through Trustee



                    By: _______________________________
                        Authorized Signatory


[FORM OF THE PASS THROUGH TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION]

  Dated:

         This is one of the Pass Through Certificates referred to in the within-mentioned Pass Through
Agreement and the Series Supplement.

                       NATIONSBANK OF GEORGIA,
                         NATIONAL ASSOCIATION,
                          as Registrar, Paying Agent
                          and Authenticating Agent

                       By: _______________________
                           Authorized Signatory


        [Reverse of Pass Through Certificate].


         The Pass Through Certificates do not
represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Pass Through Trustee or any affiliate thereof. The
Pass Through Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Pass Through Agreement and the Series Supplement. All payments or distributions made to Certificateholders under the Pass Through Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Pass Through Agreement and the Series Supplement.
Each Certificateholder of this Pass Through
Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Pass Through Agreement and the Series Supplement.
In connection with withholding taxes, under certain circumstances the Pass Through Trustee may retain certain amounts otherwise distributable to a Certificateholder. The purchase by any
Certificateholder of any Pass Through Certificate constitutes the consent of such Certificateholder to such retention in accordance with the terms of the Pass Through Agreement. This Pass Through Certificate does not purport to summarize the Pass Through
Agreement and the Series Supplement and reference is made to the Pass Through Agreement and the Series
Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Pass Through
Agreement and the Series Supplement may be examined by any Certificateholder upon request during normal business hours at the principal office of the Pass
Through Trustee, and at such other places designated by the Pass Through Trustee.

         As of the date of issuance of this Pass
Through Certificate, and assuming that no prepayment, purchase or default in respect of the Equipment Trust
Certificates shall occur, the aggregate scheduled repayments of principal on the Equipment Trust
Certificates for the Pass Through Trust and the resulting Pool Factors for the Pass Through Trust after taking into account each such repayment are set forth below:

                Pass Through Trust, 199_-__

                    Scheduled Principal
     Regular             Payments
  Distribution      on Equipment Trust
      Date             Certificates          Pool Factor


            The Pass Through Agreement and the Series
   Supplement permit, with certain exceptions provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Pass
   Through Trust at any time by the Company and the Pass
   Through Trustee with the consent of the Majority In
   Interest of Certificateholders in the Pass Through
   Trust. Any such consent by the Certificateholder of this Pass Through Certificate shall be conclusive and binding on such Certificateholder and upon all future
   Certificateholders of this Pass Through Certificate and of any Pass Through Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Pass Through Certificate. The Pass Through
   Agreement and the Series Supplement also permit the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Pass Through Certificates.

            As provided in the Pass Through Agreement and the Series Supplement and subject to certain limitations set forth therein, the transfer of this Pass Through Certificate is registrable in the Register upon surrender of this Pass Through
   Certificate for registration of transfer to the Pass
   Through Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new
   Pass Through Certificates of authorized denominations evidencing the same aggregate Fractional Undivided
   Interest in the Pass Through Trust will be issued to the designated transferee or transferees.

            The Pass Through Certificates are issuable only as registered Pass Through Certificates without coupons in minimum denominations of $1,000 Fractional
   Undivided Interest and integral multiples thereof. As provided in the Pass Through Agreement and the Series
   Supplement and subject to certain limitations set forth therein, the Pass Through Certificates are exchangeable for new Pass Through Certificates of authorized denominations evidencing the same aggregate
   Fractional Undivided Interest in the Pass Through
   Trust, as requested by the Certificateholder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Pass
   Through Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

            The Pass Through Trustee, the Registrar, and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Pass Through
   Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

            The obligations and responsibilities created by the Pass Through Agreement and the Series
   Supplement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Pass Through
   Agreement and the Series Supplement and the disposition of all property held as part of the Trust
   Property.